--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                     PIONEER
                                     -------
                                    MUNICIPAL
                                   AND EQUITY
                                     INCOME
                                     TRUST*

                                       PBF
                                  Ticker Symbol

                                     Annual
                                     Report

                                    11/30/07

                              [LOGO]PIONEER
                                    Investments(R)

*Effective November 7, 2007, Pioneer Tax Advantaged Balanced Trust was renamed
 Pioneer Municipal and Equity Income Trust

Table of Contents
--------------------------------------------------------------------------------

Letter to Shareowners                                                          2
Portfolio Summary                                                              4
Prices and Distributions                                                       5
Performance Update                                                             6
Portfolio Management Discussion                                                7
Schedule of Investments                                                       13
Financial Statements                                                          29
Notes to Financial Statements                                                 34
Report of Independent Registered Public Accounting Firm                       48
Results of Shareowner Meeting                                                 49
Approval of Investment Advisory Agreement                                     51
Trustees, Officers and Service Providers                                      55

                                                                     President's

Dear Shareowner,
--------------------------------------------------------------------------------
In November 2007, Pioneer Tax Advantaged Balanced Trust changed its name to Pioneer Municipal and Equity Income Trust, to more clearly reflect its unique investment strategy and tax benefits. The Board of Trustees believes the new name better suggests the composition of the Trust's underlying portfolio, which combines municipal bonds with qualified dividend-producing equity securities. In addition, the new name may also better indicate the tax advantages provided by the Trust's investment approach.

As a shareowner in Pioneer Municipal and Equity Income Trust, you are participating in an innovative investment strategy that has generated an increasing stream of tax-advantaged income. The Trust invests in a combination of municipal bonds and qualified dividend-paying equity securities to generate monthly distributions that have been subject to an average effective regular federal income tax rate of less than 10%. The November distribution and month-end market price, for example, represented a market price distribution rate of 10.01%, which represents a 13.97% market price distribution rate on a tax-equivalent basis.

The Trust's late 2007 market value performance was partially the result of a series of actions taken by the Trust's Trustees to increase shareowner value. In June, and again in October, the Trustees approved increases in the Trust's monthly distribution stream totaling 72.9%, compared to the distribution rate paid in June 2007. In part, these increases were achieved through a new level distribution policy that allows the Trust to pay a higher monthly distribution by supplementing earned income from the portfolio with a return of capital. (A return of capital is a distribution that is not derived from income or capital gains earnings from the Trust.) This new policy is designed to provide shareowners with relatively high monthly distributions.

The Trust also has applied with the Securities and Exchange Commission for an exemptive order that would allow it to include long-term capital gains in its monthly distributions to shareholders. If approved, the Trust may be able to further increase monthly distributions. Currently, funds may distribute long-term capital gains only once a year, with limited exceptions.

In October, the Trustees approved another measure intended to increase the Trust's net asset value and liquidity in the Trust's shares - a share repurchase program. Under this plan, the Trust may purchase up to 10% of its outstanding common shares through November 30, 2008, and 10% of its outstanding common shares annually thereafter.

Letter

Together, these steps are designed to help increase the value and liquidity of your investment. Thus far, the measures have worked well for the Trust, paving the way for a higher monthly distribution level and improved stock market performance, as the discount of the Trust's share price to net asset value has narrowed from of 13.4% on November 30, 2006 to 9.5% one year later. This narrowing demonstrates enhanced market value to shareowners.

We appreciate your interest in Pioneer Municipal and Equity Income Trust. As always, we encourage you to work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

Respectfully,

/s/Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA Inc.

There can be no assurance as to whether or when the Securities and Exchange Commission would grant the exemptive order or as to the conditions to which any order would be subject.

The Trust's tax-equivalent distribution rate is based on the blended effective tax rate applicable to the Trust's income distributions as of September 30, 2007, assuming the recipient is taxed at the maximum 35% federal personal income tax rate. A portion of the Trust's distributions may be subject to the alternative minimum tax, which would reduce the tax-oriented benefits of the Trust to an investor who is subject to that tax.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Trust's historical or future performance are statements of the opinion of Trust management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized. Please consider the Trust's investment objectives, risks, charges and expenses. Contact your advisor or Pioneer Investments for a prospectus containing this information. Please read the information carefully.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO SUMMARY 11/30/07
--------------------------------------------------------------------------------

Portfolio Maturity
--------------------------------------------------------------------------------
(As a percentage of total debt holdings)

[THE FOLLOWING DATA IS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

0-1 Year                3.3%
1-3 Years               4.3%
3-6 Years              43.7%
6-8 Years               7.4%
8-10 Years              1.4%
10+ Years              39.9%

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA IS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Tax-Exempt Obligations                          53.6%
Common Stocks                                   27.1%
Non-Convertible Preferred Stocks                15.9%
Convertible Preferred Stocks                     2.2%
Temporary Cash Investment                        1.2%

The portfolio is actively managed, and current holdings may be different.

 10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of total long-term holdings)*

 1.  Verizon Communications, Inc.                                      2.96%
 2.  Loews Corp. - Carolina Group                                      2.59
 3.  Merck & Co., Inc.                                                 2.16
 4.  Georgia Municipal Electric Authority Power Revenue, RIB,
       7.497%, 1/1/20 (144A)                                           1.97
 5.  Altria Group, Inc.                                                1.75
 6.  Atmos Energy Corp.                                                1.74
 7.  Windstream Corp.                                                  1.72
 8.  Bristol-Myers Squibb Co.                                          1.64
 9.  Golden State Tobacco Securitization Corp., RIB, 6.828%,
       6/1/45 (144A)                                                   1.48
10.  Garden State Preservation Trust, RIB, 10.703%, 11/1/22 (144A)     1.44

* This list excludes temporary cash and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PRICES AND DISTRIBUTIONS
--------------------------------------------------------------------------------

Share Prices and Distributions
--------------------------------------------------------------------------------

Market Price           11/30/07   11/30/06
per Common Share        $13.41     $14.00

Net Asset Value
per Common Share        $14.82     $16.17

Market Discount           9.5%      13.4%

                               Net
Distributions              Investment     Short-Term      Long-Term
per Common Share             Income     Capital Gains   Capital Gains
(12/1/06 - 11/30/07)     $0.8539            $ -            $0.0951

Yields
--------------------------------------------------------------------------------

                       11/30/07   11/30/06
Distribution
Yield at Market Price     6.37%      4.77%

Distribution Yield at
Net Asset Value           5.76%      4.13%

30-Day SEC Yield         11.35%      7.05%

The performance data quoted represents past performance, which is no guarantee of future results.

Note: Under generally accepted accounting principles ("GAAP"), the Trust records
----
income and expense ratably during its fiscal year. The Trust made distributions during its latest fiscal year that were in excess of its income net of its expenses. As required by GAAP, at year end the Trust converts its earnings accounts on its statement of assets and liabilities to tax basis under federal income tax rules. Under those federal tax rules, the $2,324,009 ($0.08 per share) of expenses incurred by the Trust during the fiscal year that is allocated to the production of tax-exempt income is disallowed as a deduction in computing earnings available for distribution. As a result of the foregoing, $2,324,009 of distributions made during the fiscal year ended November 30, 2007 are taxable as ordinary income though on a pure economic basis, since the Trust actually incurred those expenses, $2,324,009 of capital was distributed by the Trust during the year. Under GAAP, due to the conversion of the Trust's capital accounts to tax basis at November 30, 2007, no return of capital is reported in the accompanying financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 11/30/07
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in market value, including reinvestment of dividends and distributions, of a $10,000 investment made in common shares of Pioneer Municipal and Equity Income Trust, compared to that of the Lehman Brothers Municipal Bond Index and the S&P 500 Index.

Cumulative Total Returns
(As of November 30, 2007)

                   Net
                  Asset
                  Value      Market
Period            (NAV)      Price
Life-of-Trust
(1/30/04)         29.83%     12.23%
1 Year            -2.12       2.30

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

       Pioneer Municipal and      Lehman Brothers       Standard & Poor's
        Equity Income Trust     Municipal Bond Index        500 Index

 1/04        10,000                     10,000                10,000
11/04         8,374                     10,263                10,529
11/05         9,008                     10,662                11,418
11/06        10,970                     11,314                13,041
11/07        11,223                     11,621                14,048

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

Performance data shown represents past performance. Past performance is no guarantee of future results. Investment return and market price will fluctuate, and your shares may trade below net asset value ("NAV"), due to such factors as interest rate changes, and the perceived credit quality of borrowers.

Total investment return does not reflect broker sales charges or commissions. All performance is for common shares of the Trust.

Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange and frequently trade at prices lower than their NAV. NAV is total assets less total liabilities, which includes preferred shares, divided by the number of common shares outstanding.

When NAV is lower than market price, dividends are assumed to be reinvested at the greater of NAV or 95% of the market price. When NAV is higher, dividends are assumed to be reinvested at prices obtained under the Trust's dividend reinvestment plan.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Trust distributions or the redemption of Trust shares.

Index comparisons begin January 31, 2004. The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market. The Standard & Poor's 500 Stock Index (the S&P 500) is a commonly used measure of the broad U.S. stock market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Trust returns, do not reflect any fees, expenses or charges. You cannot invest directly in an index.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 11/30/07
--------------------------------------------------------------------------------

During the fiscal year ended November 30, 2007, the Trustees voted to change the name of Pioneer Tax Advantaged Balance Trust to Pioneer Municipal and Equity Income Trust, a name that the Trustees believe better reflects the composition of the Trust's underlying portfolio, which combines municipal bonds and qualified dividend-producing equity securities. In June 2007, the Trustees adopted a level-distribution policy, which may include a return of capital component. In the following interview, David Eurkus, who is responsible for the Trust's fixed-income investments, and Walter Hunnewell, Jr., who is responsible for the Trust's equity investments, discuss the Trust's investment strategy and outlook.

Q:   How did the Trust perform over the 12 months ended November 30, 2007?

A: For the 12-month period ended November 30, 2007, Pioneer Municipal and Equity Income Trust returned -2.12% at net asset value and 2.30% at market price. As of November 30, 2007, the Trust was selling at a discount of market price to net asset value of 9.5%. For the same 12-month period, the Lehman Brothers Municipal Bond Index returned 2.71%, and the S&P 500 Index returned 7.72%.

     Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

     The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Q: What was the investment environment like for fixed-income and equity securities during the 12-month period ended November 30, 2007?

A: The major event of the year was the mid-summer turmoil in the fixed-income markets, which was triggered by concerns that weakness in the financial sector, which resulted from write-downs of subprime mortgage debt, would spread to the wider economy. In that environment, market participants generally gravitated toward the safest investments and both bonds and stocks declined.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 11/30/07                             (continued)
--------------------------------------------------------------------------------

     When it appeared that the loss of confidence in debt collateral could result in a credit crunch, the Federal Reserve ("Fed") stepped in and lowered short-term interest rates on two occasions during the fiscal year for a total of three-quarters of a percentage point. (The Fed also trimmed interest rates by one-quarter percentage point on December 11.) The central bank's actions had a calming effect on the financial markets, and fixed-income and equity prices stabilized. While the financial markets were volatile for the remainder of the fiscal year, both bonds and stocks ended the period with positive returns.

Q: What were the principal strategies used in managing the Trust during the 12-month period ended November 30, 2007?

A: We continued to focus on providing tax-favored income from a mix of about 55% municipal bonds and 45% qualified dividend income (QDI) dividend-paying equity securities during the period. The emphasis of the fixed-income portion of the Trust remained on sectors that underpin the economy, with the largest positions being in bonds related to the health care sector and other various revenue bonds on which the payment of interest and principal depends on revenues generated from the particular asset that the bond was issued to finance. About 22% of the Trust's fixed-income investments were insured as of November 30, 2007, which means that the interest and principal of those AAA-rated securities are guaranteed by private insurance companies. Below investment-grade bonds accounted for almost 19% of the Trust's fixed-income assets as of November 30, 2007. On November 30, 2007, the Trust had 124 fixed-income issues in 38 states, territories and the District of Columbia. The average credit quality of the fixed-income holdings was A as of November 30, 2007, compared with A- on May 31, 2007.

     In the equity portion of the Trust, the focus continued to be on higher QDI dividend-paying common and preferred equities. At period-end, the split between preferred and common stocks was 40%/60%. Financial companies, which typically pay healthy dividends, accounted for 36% of the equity portion of the Trust. Moreover, approximately three-quarters of the Trust's preferred equities were in the financials sector and, while diversified across many different securities, these holdings, which trade like fixed-income securities, reacted to the late summer tumult in the credit

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     markets. Where appropriate, we made some changes to the preferred holdings to strengthen the Trust's portfolio; but our view is that the credit markets dislocation will eventually pass, and the value of the Trust's high-quality, preferred holdings will be recognized. The Trust's common equity holdings in the financial sector have always de-emphasized large, diversified financial institutions. Nonetheless, the nation-wide weakness in real estate values had an adverse effect on many of the Trust's bank holdings, such as KeyCorp, National City, and most notably Washington Mutual. We sold National City late in the period and Washington Mutual shortly after fiscal year end. The utilities sector, at 16% of equities on November 30, 2007, was the next-largest weighting after financials. Telecommunications services (15%), consumer staples (13%) and health care (8%) rounded out the top-five equity sector concentrations at period-end. Among the changes in common equities during the period, we sold Great Plains Energy out of concern for risks related to that company's future capital expenditures. We purchased Diamond Offshore Drilling, a mid- and deep-water oil drilling company with a good historical record of returning cash to shareholders. Another addition was B&G Foods, which manufactures an offering of food products, all with strong regional brand identification. Near period-end we added a convertible preferred of Avery Dennison, a leading manufacturer of pressure-sensitive and office product materials.

     On November 30, 2007, 28.9% of the Trust was leveraged, which means that the Trust borrowed and invested those funds in high-yielding securities. Short-term rates declined over the fiscal period. However, a rise in short-term rates in the future would add to the Trust's borrowing costs, and the ability to sustain present dividend levels could be affected. Should short-term rates continue to decline, the cost of borrowing would go down, providing the Trust with a modest amount of additional income.

Q: What affected the Trust's performance during the 12-month period ended November 30, 2007?

A: Remaining fully invested in municipal securities contributed to the Trust's tax-free income and principal appreciation during the period. However, the performance of below investment-grade bonds during the period held back results, as investors sought high quality securities above everything else in response to the

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 11/30/07                             (continued)
--------------------------------------------------------------------------------

     market volatility created by the subprime mortgage debacle. A reduction in investor demand for municipal securities was also a factor in the Trust's underperformance during the period.

     In the equity portion of the Trust, some of the strongest contributions to absolute performance during the period came from more defensive names in consumer staples, health care and telecommunications. As tobacco litigation risks receded, Carolina Group, the tobacco tracking stock of Lowes, and Altria Group posted total returns of 46% and 27%, respectively, for the period. In health care, Merck added substantially to performance because of good results in the vaccine area, and Bristol-Myers Squibb did well after weathering a patent challenge. In telecommunications, AT&T and Verizon helped boost return.

     Detractors from returns during the period centered on the Trust's financial holdings. Washington Mutual (-53%) did poorly due to market fears of its subprime mortgage exposure. As noted, the stock was sold shortly after period-end. Preferred holdings Scottish Re Group (-45%) and SLM Holdings (-17%) also held back results, due to concerns with subprime exposure in the companies' investment portfolios and private equity deals in an unfavorable debt market. Both stocks remained in the portfolio at November 30, 2007 because we believe they have the potential to do well in the future and continue to pay their dividends. In the utility sector, Atmos Energy (-17%) lost ground compared to other utility stocks during the period because of its lack of exposure to unregulated power generation. The Trust continued to hold the stock at November 30, 2007 for its dividend and because we believe the company has attractive opportunities in its natural gas pipeline businesses.

Q:   What is your outlook?

A: We expect to see further weakness in the economy and believe that the Fed is likely to continue lowering short-term interest rates well into 2008. A decline in rates would likely enhance the value of the fixed-income securities in the portfolio and would make equities more attractive to investors. In the equity markets, we plan to maintain our focus on preferred and common stocks that emphasize dividend yield. As has always been the case, we will seek diversification and the potential for long-term capital return.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Our view is that when the economy moderates, the credit market concerns that have depressed the Trust's preferred holdings should ease, and we should see some price appreciation. When investing in common equities, we will continue to seek opportunities that strengthen the portfolio and that have the potential to benefit from improving economic growth over the long term.

     Information regarding the Trust's principal investment risks is contained in the Trust's prospectus. Please refer to those documents when considering the Trust's risks.

     There can be no assurance as to the portion of the Trust's dividends that will be tax-exempt or tax-qualified.

     A portion of income may be subject to state, federal, and/or alternative minimum tax. Capital gains, if any, are subject to a capital gains tax. When interest rates rise, the prices of fixed-income securities in the Trust will generally fall. Conversely, when interest rates fall the prices of fixed-income securities in the Trust will generally rise. By concentrating in municipal securities, the portfolio is more susceptible to adverse economic, political or regulatory developments than is a portfolio that invests more broadly. Investments in the Trust are subject to possible loss due to the financial failure of underlying securities and their inability to meet their debt obligations.

     The Trust may invest in derivative securities, which may include futures and options. These types of instruments can increase price fluctuation.

     The Trust currently uses leverage through the issuance of preferred shares. The Trust is also authorized to borrow from banks and to issue debt securities, which are other forms of leverage. Leverage creates significant risks, including the risk that the Trust's income or capital appreciation will not be sufficient to cover the cost of leverage, which may adversely affect the return of the holders of common shares.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 11/30/07                             (continued)
--------------------------------------------------------------------------------

Any information in this shareowner report regarding market or economic trends or the factors influencing the Trust's historical or future performance are statements of the opinion of Trust management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that the market forecasts discussed will be realized.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07
--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   TAX EXEMPT OBLIGATIONS - 75.8% of Net Assets
                                   Alabama - 1.4%
  $  5,000,000       NR/NR         Huntsville-Redstone Village Special Care
                                     Facilities Financing Authority, 5.5%, 1/1/43    $  4,475,400
     1,500,000       NR/NR         Sylacauga Health Care Authority Revenue,
                                     6.0%, 8/1/35                                       1,477,950
                                                                                     ------------
                                                                                     $  5,953,350
                                                                                     ------------
                                   Arizona - 1.0%
     1,000,000       BBB/Baa1      Maricopa County Hospital Revenue,
                                     5.0%, 4/1/35                                    $    939,040
       470,000+      NR/Baa3       Pima County Industrial Development Authority,
                                     6.375%, 7/1/31                                       537,750
       530,000       NR/Baa3       Pima County Industrial Development Authority,
                                     6.375%, 7/1/31                                       547,008
       989,000       NR/Baa3       Pima County Industrial Development Authority,
                                     6.75%, 7/1/31                                      1,023,160
     1,000,000+      NR/NR         Pima County Industrial Development Authority,
                                     7.5%, 7/1/34                                       1,199,670
                                                                                     ------------
                                                                                     $  4,246,628
                                                                                     ------------
                                   California - 5.2%
     1,000,000       A/A2          California Health Facilities Authority Revenue,
                                     5.25%, 7/1/23                                   $  1,030,230
     9,000,000       BBB/Baa3      Golden State Tobacco Securitization Corp.,
                                     5.125%, 6/1/47                                     7,602,390
     4,000,000+      AAA/Aaa       Golden State Tobacco Securitization Corp.,
                                     6.75%, 6/1/39                                      4,650,360
     9,655,000(a)    NR/A3         Golden State Tobacco Securitization Corp.,
                                     RIB, 6.828%, 6/1/45 (144A)                         8,815,787
                                                                                     ------------
                                                                                     $ 22,098,767
                                                                                     ------------
                                   Colorado - 0.7%
     3,000,000       NR/NR         Colorado Educational & Cultural Facilities
                                     Authority Revenue, 5.5%, 6/1/37 (144A)          $  2,837,190
                                                                                     ------------
                                   Connecticut - 0.3%
     1,500,000       BB/NR         Mohegan Tribe Indians Gaming Authority,
                                     5.25%, 1/1/33 (144A)                            $  1,374,930
                                                                                     ------------
                                   District of Columbia - 1.0%
     4,000,000       BBB/Baa3      District of Columbia Tobacco Settlement
                                     Financing Corp., 6.75%, 5/15/40                 $  4,093,760
                                                                                     ------------

  The accompanying notes are an integral part of these financial statements.  13

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07                                     (continued)
--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   Florida - 4.1%
  $  1,105,000       A+/A1         Highlands County Health Facilities Authority
                                     Revenue, 5.0%, 11/15/24                         $  1,119,453
     5,000,000+      NR/A1         Highlands County Health Facilities Authority
                                     Revenue, 6.0%, 11/15/25                            5,581,250
     2,000,000       BB/NR         Lee County Industrial Development Authority
                                     Revenue, 5.375%, 6/15/37                           1,787,520
       585,000       NR/NR         Madison County First Mortgage Revenue,
                                     6.0%, 7/1/25                                         576,477
     2,025,000       BB+/NR        Miami Beach Health Facilities Authority
                                     Revenue, 5.375%, 11/15/28                          1,815,129
       500,000       BB+/Ba1       Miami Beach Health Facilities Authority
                                     Revenue, 6.7%, 11/15/19                              523,105
     1,400,000       NR/NR         Orange County Health Facilities Authority
                                     Revenue, 5.5%, 7/1/38                              1,300,530
     3,970,000(a)    NR/Aaa        Tampa-Hillsborough County Expressway
                                     Authority Revenue, RIB, 7.653%,
                                     7/1/23 (144A)                                      4,670,268
                                                                                     ------------
                                                                                     $ 17,373,732
                                                                                     ------------
                                   Georgia - 4.1%
     9,580,000(a)    NR/Aaa        Georgia Municipal Electric Authority Power
                                     Revenue, RIB, 7.497%, 1/1/20 (144A)             $ 11,720,938
     2,500,000+      AAA/NR        Milledgeville-Baldwin County Development
                                     Authority Revenue, 5.5%, 9/1/24                    2,822,850
     2,500,000+      AAA/NR        Milledgeville-Baldwin County Development
                                     Authority Revenue, 5.625%, 9/1/30                  2,841,525
                                                                                     ------------
                                                                                     $ 17,385,313
                                                                                     ------------
                                   Illinois - 4.1%
     3,000,000       AAA/Aaa       Chicago Illinois General Obligation,
                                     5.0%, 1/1/28                                    $  3,104,790
     4,580,000       NR/A3         Illinois Development Finance Authority
                                     Revenue, 5.25%, 10/1/24                            4,669,173
     5,000,000       AA+/Aaa       Illinois Educational Facilities Authority
                                     Revenue, 5.0%, 12/1/38                             5,135,500
     2,000,000       AA+/Aa2       Illinois Finance Authority Revenue,
                                     5.5%, 8/15/43                                      2,091,400
     2,055,000(a)    NR/Aa2        Illinois Finance Authority Revenue, RIB,
                                     9.313%, 8/15/43 (144A)                             2,374,306
                                                                                     ------------
                                                                                     $ 17,375,169
                                                                                     ------------

14  The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   Indiana - 2.7%
    $5,000,000       A+/A2         Indiana Health & Educational Facilites
                                     Financing Authority Hospital Revenue,
                                     5.0%, 2/15/39                                   $  4,831,100
     4,135,000       BBB+/Ba1      Indiana State Development Finance Authority
                                     Revenue, 5.75%, 10/1/11                            4,189,913
     2,570,000       NR/NR         Vigo County Hospital Authority Revenue,
                                     5.8%, 9/1/47 (144A)                                2,369,129
                                                                                     ------------
                                                                                     $ 11,390,142
                                                                                     ------------
                                   Iowa - 0.9%
     4,000,000       NR/NR         Iowa Financing Authority Senior Housing
                                     Revenue, 5.625%, 12/1/45                        $  3,670,880
                                                                                     ------------
                                   Kansas - 0.6%
       750,000       NR/NR         Manhattan Health Care Facilities Revenue,
                                     5.125%, 5/15/37                                 $    689,768
     2,000,000       NR/NR         Manhattan Health Care Facilities Revenue,
                                     5.125%, 5/15/42                                    1,818,920
                                                                                     ------------
                                                                                     $  2,508,688
                                                                                     ------------
                                   Louisiana - 3.1%
     5,000,000       NR/A3         Louisiana Public Facilities Authority Revenue,
                                     5.5%, 5/15/47                                   $  4,978,250
     8,335,000       BBB/Baa3      Tobacco Settlement Financing Corp.,
                                     5.875%, 5/15/39                                    8,062,446
                                                                                     ------------
                                                                                     $ 13,040,696
                                                                                     ------------
                                   Maryland - 1.8%
     3,000,000       BBB-/Baa3     Frederick County Educational Facilities
                                     Revenue, 5.625%, 9/1/38                         $  3,045,270
     1,000,000       NR/NR         Maryland State Economic Development
                                     Revenue, Series A, 5.0%, 12/1/16                     978,740
       660,000       NR/NR         Maryland State Economic Development
                                     Revenue, Series B, 5.0%, 12/1/16                     645,968
     1,000,000       NR/NR         Maryland State Economic Development
                                     Revenue, 5.0%, 12/1/31                               889,930
     2,000,000       A/A2          Maryland State Health & Higher Educational
                                     Facilities Authority Revenue,
                                     5.125%, 7/1/34                                     2,013,800
                                                                                     ------------
                                                                                     $  7,573,708
                                                                                     ------------

  The accompanying notes are an integral part of these financial statements.  15

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07                                     (continued)
--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   Massachusetts - 4.2%
    $4,500,000       AA/NR         Massachusetts Health & Educational Facilities
                                     Authority Revenue, 4.625%, 8/15/28              $  4,083,705
     2,000,000       AA+/Aa1       Massachusetts Health & Educational Facilities
                                     Authority Revenue, 5.0%, 7/1/33                    2,055,500
     1,550,000       BBB-/Baa3     Massachusetts Health & Educational Facilities
                                     Authority Revenue, 5.25%, 7/15/18                  1,556,309
     1,600,000       BBB/NR        Massachusetts Health & Educational Facilities
                                     Authority Revenue, 5.45%, 11/15/23                 1,614,976
     2,120,000       BBB/Baa3      Massachusetts Health & Educational Facilities
                                     Authority Revenue, 5.625%, 7/1/20                  2,148,896
       900,000       BBB/Baa3      Massachusetts Health & Educational Facilities
                                     Authority Revenue, 6.25%, 7/1/22                     947,061
     2,750,000       BBB/Baa2      Massachusetts Health & Educational Facilities
                                     Authority Revenue, 6.625%, 7/1/32                  2,871,523
       500,000       BBB-/NR       Massachusetts State Development Finance
                                     Agency, 5.5%, 1/1/35                                 488,280
     1,100,000       BBB/Baa2      Massachusetts State Development Finance
                                     Agency, 5.625%, 10/1/24                            1,129,700
     1,000,000       BBB/Baa2      Massachusetts State Development Finance
                                     Agency, 5.7%, 10/1/34                              1,013,910
                                                                                     ------------
                                                                                     $ 17,909,860
                                                                                     ------------
                                   Michigan - 2.9%
     5,000,000       BB/NR         Macomb County Hospital Finance Authority
                                     Revenue, 5.875%, 11/15/34                       $  4,851,900
     1,595,000       NR/NR         Meridian Economic Development Corporate
                                     Ltd. Obligation Revenue, 5.25%, 7/1/26             1,447,048
     3,340,000       NR/NR         Michigan Public Educational Facilities Authority
                                     Revenue, 5.875%, 6/1/37                            3,147,416
     2,000,000       NR/NR         Michigan State Hospital Finance Authority
                                     Revenue, 5.25%, 11/15/25                           1,934,500
     1,000,000       NR/NR         Michigan State Hospital Finance Authority
                                     Revenue, 5.5%, 11/15/35                              961,380
                                                                                     ------------
                                                                                     $ 12,342,244
                                                                                     ------------
                                   Minnesota - 1.3%
     2,000,000       A-/NR         Duluth Economic Development Authority
                                     Health Care Facilities Revenue,
                                     5.25%, 2/15/28                                  $  2,019,880
     1,500,000       A-/NR         Duluth Economic Development Authority
                                     Health Care Facilities Revenue,
                                     5.25%, 2/15/33                                     1,506,180

16  The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   Minnesota - (continued)
  $  1,000,000       NR/NR         North Oaks Senior Housing Revenue,
                                     6.0%, 10/1/33                                   $  1,007,650
     1,000,000       NR/NR         North Oaks Senior Housing Revenue,
                                     6.5%, 10/1/47                                      1,030,610
                                                                                     ------------
                                                                                     $  5,564,320
                                                                                     ------------
                                   Missouri - 0.4%
     1,720,000       AA/Aa3        Missouri State Health & Educational Authority
                                     Health Facilities Revenue, 5.25%, 8/15/28       $  1,721,789
                                                                                     ------------
                                   Montana - 0.2%
     1,000,000       NR/A3         Montana Finance Authority Hospital Facilities
                                     Revenue, 5.0%, 6/1/24                           $  1,012,730
                                                                                     ------------
                                   Nebraska - 1.3%
     4,980,000(a)    NR/Aaa        Nebraska Public Power District Revenue, RIB,
                                     7.645%, 1/1/41 (144A)                           $  5,407,931
                                                                                     ------------
                                   Nevada - 0.4%
     1,500,000       A/A2          Henderson Nevada Health Care Facilities
                                     Revenue, 5.625%, 7/1/24                         $  1,571,685
                                                                                     ------------
                                   New Hampshire - 0.6%
     1,700,000+      NR/NR         New Hampshire Business Finance Authority
                                     Revenue, 6.05%, 9/1/29                          $  1,772,403
     1,000,000       A+/A2         New Hampshire Health & Education Facilities
                                     Authority Revenue, 5.75%, 10/1/31                  1,035,500
                                                                                     ------------
                                                                                     $  2,807,903
                                                                                     ------------
                                   New Jersey - 5.7%
     1,250,000       BBB/Baa3      Camden County Improvement Authority
                                     Revenue, 5.75%, 2/15/34                         $  1,277,050
     5,920,000(a)    NR/Aaa        Garden State Preservation Trust, RIB,
                                     10.703%, 11/1/22 (144A)                            8,550,730
       710,000       NR/NR         New Jersey Economic Development Authority
                                     Revenue, 5.75%, 1/1/25                               709,957
     1,000,000       NR/NR         New Jersey Economic Development Authority
                                     Revenue, 5.875%, 1/1/37                              980,140
     1,000,000       BB/Ba2        New Jersey Health Care Facilities Financing
                                     Authority Revenue, 5.125%, 7/1/14                    949,270
     5,000,000       BBB/Baa1      New Jersey Health Care Facilities Financing
                                     Authority Revenue, 5.375%, 7/1/33                  4,941,500
     3,500,000       NR/NR         New Jersey Health Care Facilities Financing
                                     Authority Revenue, 7.25%, 7/1/27                   3,555,965

  The accompanying notes are an integral part of these financial statements.  17

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07                                     (continued)
--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   New Jersey - (continued)
   $ 3,000,000+      AAA/Aaa       Tobacco Settlement Financing Corp.,
                                     6.25%, 6/1/43                                   $  3,426,120
                                                                                     ------------
                                                                                     $ 24,390,732
                                                                                     ------------
                                   New Mexico - 0.6%
     1,000,000       AA/NR         Dona Ana County PILT Revenue,
                                     5.25%, 12/1/25                                  $  1,009,320
     1,500,000       NR/A3         Farmington New Mexico Hospital Revenue,
                                     5.0%, 6/1/23                                       1,511,580
                                                                                     ------------
                                                                                     $  2,520,900
                                                                                     ------------
                                   New York - 4.3%
     2,000,000       NR/NR         Dutchess County Industrial Development
                                     Agency Revenue, 7.5%, 3/1/29                    $  2,150,000
     1,000,000       NR/Aa1        New York City Industrial Development Agency,
                                     5.0%, 7/1/27                                       1,038,000
     1,000,000       NR/Aa1        New York City Industrial Development Agency,
                                     5.25%, 7/1/24                                      1,063,380
     5,000,000       AA-/A1        Port Authority of New York & New Jersey
                                     Revenue, 5.0%, 9/1/38                              5,115,750
     1,000,000       NR/NR         Suffolk County Industrial Development
                                     Agency Civic Facilities Revenue, 5.5%,
                                     1/1/37 (144A)                                        898,750
     4,900,000       AAA/Aaa       Triborough Bridge & Tunnel Authority,
                                     5.25%, 11/15/30                                    5,142,305
     3,000,000       NR/NR         Ulster County Industrial Development Agency
                                     Civic Facility Revenue, 6.0%, 9/15/27              2,945,190
                                                                                     ------------
                                                                                     $ 18,353,375
                                                                                     ------------
                                   North Carolina - 0.7%
     1,000,000       AA/Aa3        North Carolina Capital Facilities Finance
                                     Agency Student Revenue, 5.0%, 6/1/27            $    990,170
     1,000,000       AA/Aa3        North Carolina Capital Facilities Finance
                                     Agency Student Revenue, 5.0%, 6/1/32                 964,420
     1,000,000       NR/NR         North Carolina Medical Care Commission
                                     Health Care Facilities Revenue,
                                     5.0%, 11/1/23                                        994,530
                                                                                     ------------
                                                                                     $  2,949,120
                                                                                     ------------

18  The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   Ohio - 1.7%
   $ 3,000,000+      AAA/Aaa       Columbus City School District, 5.0%, 12/1/32      $  3,287,100
     1,500,000       NR/NR         Cuyahoga County Health Care & Independent
                                     Living Facilities Revenue, 6.0%, 5/15/37           1,455,630
     1,500,000       NR/NR         Cuyahoga County Health Care & Independent
                                     Living Facilities Revenue, 6.0%, 5/15/42           1,438,980
     1,000,000       AAA/Aaa       Hamilton County Hospital Facilities Revenue,
                                     5.125%, 5/15/28                                    1,024,540
                                                                                     ------------
                                                                                     $  7,206,250
                                                                                     ------------
                                   Oregon - 0.7%
     2,935,000       NR/Aaa        Oregon State Housing & Community
                                     Services Department Multi-Family
                                     Revenue, 6.0%, 7/1/31                           $  2,969,251
                                                                                     ------------
                                   Pennsylvania - 2.9%
     5,000,000+      AAA/Aaa       Pennsylvania State Turnpike Commission Oil
                                     Franchise Tax Revenue, 5.0%, 12/1/31            $  5,436,750
     2,315,000+      A/NR          Sayre Health Care Facilities Authority
                                     Revenue, 5.875%, 12/1/31                           2,555,297
       685,000       A/NR          Sayre Health Care Facilities Authority
                                     Revenue, 5.875%, 12/1/31                             717,832
       280,000       B-/NR         Scranton-Lackawanna Health and Welfare
                                     Authority Hospital Revenue, 5.9%, 7/1/08             280,846
       700,000       B-/NR         Scranton-Lackawanna Health and Welfare
                                     Authority Hospital Revenue, 6.0%, 7/1/09             706,160
       460,000       B-/NR         Scranton-Lackawanna Health and Welfare
                                     Authority Hospital Revenue, 6.05%, 7/1/10            464,043
     2,165,000       AA+/Aaa       Swarthmore Borough Authority College
                                     Revenue, 5.0%, 9/15/31                             2,222,762
                                                                                     ------------
                                                                                     $ 12,383,690
                                                                                     ------------
                                   Puerto Rico - 1.2%
     5,000,000       BBB-/Baa3     Puerto Rico Public Buildings Authority
                                     Revenue, 5.25%, 7/1/33                          $  5,038,500
                                                                                     ------------
                                   Rhode Island - 1.1%
     1,640,000       BBB/Baa3      Tobacco Settlement Financing Corp.,
                                     6.125%, 6/1/32                                  $  1,667,732
     3,100,000       BBB/Baa3      Tobacco Settlement Financing Corp.,
                                     6.25%, 6/1/42                                      3,112,028
                                                                                     ------------
                                                                                     $  4,779,760
                                                                                     ------------

  The accompanying notes are an integral part of these financial statements.  19

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07                                     (continued)
--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   South Carolina - 4.1%
  $  6,000,000       A-/A3         Berkeley County School District Installment
                                     Lease, 5.0%, 12/1/28                            $  6,068,160
     5,000,000       AAA/Aaa       Florence County Hospital Revenue,
                                     5.25%, 11/1/34                                     5,142,800
     3,500,000+      A+/A2         Lexington County Health Services District, Inc.,
                                     Hospital Revenue, 5.5%, 11/1/32                    3,869,250
     2,500,000       A-/A3         South Carolina Jobs Economic Development
                                     Authority Revenue, 5.5%, 11/15/23                  2,583,025
                                                                                     ------------
                                                                                     $ 17,663,235
                                                                                     ------------
                                   Tennessee - 0.6%
     2,500,000       NR/Ba2        Knox County Health Educational & Housing
                                     Facilities Board Hospital Revenue,
                                     6.5%, 4/15/31                                   $  2,548,450
                                                                                     ------------
                                   Texas - 5.1%
     1,552,000       NR/Aaa        Houston Housing Financing Corp.,
                                     6.25%, 9/20/31                                  $  1,643,335
     2,885,000(a)    NR/Aaa        Houston Utility System Revenue, RIB,
                                     8.453%, 5/15/24 (144A)                             3,491,542
     2,750,000       AAA/Aaa       Lower Colorado River Authority,
                                     5.0%, 5/15/31                                      2,818,310
     1,711,000       NR/Aaa        Panhandle Regional Housing Finance Corp.,
                                     6.6%, 7/20/31                                      1,846,751
     3,000,000       BBB/Baa2      Richardson Hospital Authority, 6.0%, 12/1/34         3,109,890
     1,000,000       BBB/NR        Seguin Higher Education Facilities Corp.
                                     Revenue, 5.0%, 9/1/23                                993,460
     1,500,000       NR/Baa3       Texas State Student Housing Revenue,
                                     6.5%, 9/1/34                                       1,565,460
     3,000,000       NR/NR         Willacy County Local Government Corp.
                                     Revenue, 6.0%, 9/1/10                              3,054,870
     3,000,000       NR/NR         Willacy County Local Government Corp.
                                     Revenue, 6.875%, 9/1/28                            3,160,860
                                                                                     ------------
                                                                                     $ 21,684,478
                                                                                     ------------
                                   Vermont - 0.3%
     1,295,000       AA/Aa3        Vermont Educational & Health Buildings
                                     Financing Agency Revenue, 5.0%, 7/1/24          $  1,284,860
                                                                                     ------------

20  The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     S&P/Moody's
Principal            Ratings
Amount               (unaudited)                                                            Value
                                   Virginia - 1.3%
    $1,500,000       NR/A3         Prince William County Industrial Development
                                     Hospital Revenue, 5.2%, 10/1/26                 $  1,529,865
     3,925,000       NR/A3         Prince William County Industrial Development
                                     Hospital Revenue, 5.35%, 10/1/36                   3,992,000
                                                                                     ------------
                                                                                     $  5,521,865
                                                                                     ------------
                                   Washington - 2.4%
     3,000,000       AAA/Aaa       King County Washington Sewer Revenue,
                                     5.0%, 1/1/35                                    $  3,080,700
     7,000,000       BBB/Baa3      Tobacco Settlement Authority Revenue,
                                     6.625%, 6/1/32                                     7,153,230
                                                                                     ------------
                                                                                     $ 10,233,930
                                                                                     ------------
                                   Wisconsin - 0.8%
     3,500,000       BBB+/NR       Wisconsin State Health & Educational
                                     Facilities Authority Revenue,
                                     5.6%, 2/15/29                                   $  3,518,970
                                                                                     ------------
                                   TOTAL TAX-EXEMPT OBLIGATIONS
                                   (Cost $315,754,086) (b)                           $322,308,781
                                                                                     ------------

        Shares
                        COMMON STOCKS - 38.3% of Net Assets
                        Energy - 1.3%
                        Oil & Gas Drilling - 0.5%
        19,566          Diamond Offshore Drilling, Inc.                              $  2,278,069
                                                                                     ------------
                        Oil & Gas Storage & Transportation - 0.8%
       142,876          Spectra Energy Corp.                                         $  3,520,465
                                                                                     ------------
                        Total Energy                                                 $  5,798,534
                                                                                     ------------
                        Materials - 0.9%
                        Diversified Chemicals - 0.4%
        94,000          Olin Corp.                                                   $  1,968,360
                                                                                     ------------
                        Diversified Metals & Mining - 0.5%
        56,012          Compass Minerals International, Inc.                         $  2,056,761
                                                                                     ------------
                        Total Materials                                              $  4,025,121
                                                                                     ------------
                        Commercial Services & Supplies - 0.7%
                        Commercial Printing - 0.7%
        79,034          R.R. Donnelley & Sons Co.                                    $  2,897,386
                                                                                     ------------
                        Total Commercial Services & Supplies                         $  2,897,386
                                                                                     ------------

  The accompanying notes are an integral part of these financial statements.  21

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07                                     (continued)
--------------------------------------------------------------------------------

        Shares                                                                              Value
                     Consumer Durables & Apparel - 0.2%
                     Home Furnishings - 0.2%
        50,000       Bassett Furniture Industries, Inc.                              $    445,000
        31,486       Kimball International, Inc.                                          420,023
                                                                                     ------------
                     Total Consumer Durables & Apparel                               $    865,023
                                                                                     ------------
                     Media - 1.0%
                     Movies & Entertainment - 1.0%
       206,487       Regal Entertainment Group                                       $  4,086,378
                                                                                     ------------
                     Publishing - 0.0%
         9,905       Idearc, Inc.                                                    $    187,403
                                                                                     ------------
                     Total Media                                                     $  4,273,781
                                                                                     ------------
                     Food, Beverage & Tobacco - 8.2%
                     Packaged Foods & Meats - 1.7%
       357,000       B&G Foods, Inc.                                                 $  3,816,330
        92,828       Kraft Foods, Inc.                                                  3,207,207
                                                                                     ------------
                                                                                     $  7,023,537
                                                                                     ------------
                     Tobacco - 6.5%
       134,140       Altria Group, Inc.                                              $ 10,403,898
       172,872       Loews Corp. - Carolina Group                                      15,376,964
        29,704       Reynolds American, Inc.                                            2,079,874
                                                                                     ------------
                                                                                     $ 27,860,736
                                                                                     ------------
                     Total Food, Beverage & Tobacco                                  $ 34,884,273
                                                                                     ------------
                     Pharmaceuticals, Biotechnology & Life Sciences - 5.3%
                     Pharmaceuticals - 5.3%
       329,758       Bristol-Myers Squibb Co.                                        $  9,770,730
       216,536       Merck & Co., Inc.                                                 12,853,577
                                                                                     ------------
                     Total Pharmaceuticals, Biotechnology &
                     Life Sciences                                                   $ 22,624,307
                                                                                     ------------
                     Banks - 2.7%
                     Diversified Banks - 0.3%
        28,642       Wachovia Corp.                                                  $  1,231,606
                                                                                     ------------
                     Regional Banks - 0.9%
        81,550       KeyCorp                                                         $  2,148,027
        67,800       Regions Financial Corp.                                            1,791,954
                                                                                     ------------
                                                                                     $  3,939,981
                                                                                     ------------

22  The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        Shares                                                                              Value
                     Thrifts & Mortgage Finance - 1.5%
       222,700       TrustCo Bank Corp., NY                                          $  2,367,301
       204,886       Washington Mutual, Inc.                                            3,995,277
                                                                                     ------------
                                                                                     $  6,362,578
                                                                                     ------------
                     Total Banks                                                     $ 11,534,165
                                                                                     ------------
                     Diversified Financials - 0.5%
                     Other Diversified Financial Services - 0.5%
        42,500       Bank of America Corp.                                           $  1,960,525
                                                                                     ------------
                     Total Diversified Financials                                    $  1,960,525
                                                                                     ------------
                     Telecommunication Services - 10.0%
                     Integrated Telecommunication Services - 10.0%
       204,553       AT&T, Inc.                                                      $  7,815,970
       529,946       Citizens Communications Co.                                        6,878,699
       406,745       Verizon Communications, Inc.                                      17,575,451
       790,184       Windstream Corp.                                                  10,232,883
                                                                                     ------------
                     Total Telecommunication Services                                $ 42,503,003
                                                                                     ------------
                     Utilities - 7.5%
                     Electric Utilities - 0.8%
       138,400       Empire District Electric Co.                                    $  3,188,736
                                                                                     ------------
                     Gas Utilities - 3.1%
        81,249       AGL Resources, Inc.                                             $  3,012,713
       395,466       Atmos Energy Corp.                                                10,357,255
                                                                                     ------------
                                                                                     $ 13,369,968
                                                                                     ------------
                     Multi-Utilities - 3.6%
       100,000       Consolidated Edison, Inc.                                       $  4,845,000
       285,753       Duke Energy Corp.                                                  5,655,052
       134,112       NSTAR                                                              4,693,920
                                                                                     ------------
                                                                                     $ 15,193,972
                                                                                     ------------
                     Total Utilities                                                 $ 31,752,676
                                                                                     ------------
                     TOTAL COMMON STOCKS
                     (Cost $137,323,387)                                             $163,118,794
                                                                                     ------------
                     NON-CONVERTIBLE PREFERRED STOCKS - 22.5% of Net Assets
                     Energy - 1.0%
                     Oil & Gas Exploration & Production - 1.0%
        49,300       Apache Corp., Series B, 5.68%                                   $  4,249,044
                                                                                     ------------
                     Total Energy                                                    $  4,249,044
                                                                                     ------------

  The accompanying notes are an integral part of these financial statements.  23

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07                                     (continued)
--------------------------------------------------------------------------------

        Shares                                                                              Value
                     Automobiles & Components - 1.1%
                     Automobile Manufacturers - 1.1%
       126,542       Ford Motor Co. Capital Trust II, 6.5%                           $  4,439,716
                                                                                     ------------
                     Total Automobiles & Components                                  $  4,439,716
                                                                                     ------------
                     Banks - 5.7%
                     Diversified Banks - 3.1%
       105,000       Bank One Capital VI, 7.2%                                       $  2,548,361
       120,000       Barclays Bank Plc, Series 2, 6.625%                                2,647,200
       120,000       HSBC Holdings Plc, Series A, 6.2%,                                 2,500,800
       170,579       Royal Bank of Scotland Group Plc,
                       Series Q, 6.75%                                                  3,722,034
        71,000       Wachovia Preferred Funding Corp., Series A, 7.25%                  1,767,900
                                                                                     ------------
                                                                                     $ 13,186,295
                                                                                     ------------
                     Thrifts & Mortgage Finance - 2.6%
        56,980       Countrywide Capital V, 7.0%                                     $    812,383
       171,677       Fannie Mae, Series N, 6.75%                                        4,034,409
        57,000       Freddie Mac, 5.81%                                                 2,422,500
        39,000       Freddie Mac, Series F, 5.0%                                        1,384,500
        58,000       Freddie Mac, Series K, 5.79%                                       2,604,200
                                                                                     ------------
                                                                                     $ 11,257,992
                                                                                     ------------
                     Total Banks                                                     $ 24,444,287
                                                                                     ------------
                     Diversified Financials - 5.9%
                     Other Diversified Financial Services - 2.2%
        49,000       ABN Amro Capital Fund Trust VII, 6.08%                          $    968,240
       120,000       Bank of America Corp., Series D, 6.204%                            2,653,200
       120,000       Deustche Bank Capital Funding Trust VIII, 6.375%                   2,531,256
       150,000       JPMorgan Chase Capital Trust XVI, 6.35%                            3,316,500
                                                                                     ------------
                                                                                     $  9,469,196
                                                                                     ------------
                     Consumer Finance - 0.8%
        18,000       MBNA Capital, Series D, 8.125%                                  $    441,779
        71,300       SLM Holdings Corp., Series A, 6.97%                                2,994,600
                                                                                     ------------
                                                                                     $  3,436,379
                                                                                     ------------
                     Investment Banking & Brokerage - 2.9%
        57,000       Bear Stearns Companies, Inc., Series F, 5.72%                   $  2,317,050
        40,000       Bear Stearns Companies, Inc., Series G, 5.49%                      1,500,000
       100,000       Lehman Brothers Holdings, Inc., 6.5%                               2,230,000
        19,000       Lehman Brothers Holdings, Inc., Series C, 5.94%                      836,000
        50,800       Lehman Brothers Holdings, Inc., Series D, 5.67%                    2,082,800

24  The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        Shares                                                                              Value
                     Investment Banking & Brokerage - (continued)
        65,000       Merrill Lynch Preferred Capital Trust IV, 7.12%                 $  1,460,993
        87,000       Merrill Lynch Preferred Capital Trust V, 7.28%                     2,029,710
                                                                                     ------------
                                                                                     $ 12,456,553
                                                                                     ------------
                     Total Diversified Financials                                    $ 25,362,128
                                                                                     ------------
                     Insurance - 2.9%
                     Life & Health Insurance - 0.4%
       159,000       Scottish Re Group, Ltd., 7.25%                                  $  1,828,500
                                                                                     ------------
                     Property & Casualty Insurance - 1.8%
       160,000       ACE, Ltd., Series C, 7.8%                                       $  3,929,600
       161,000       Berkley W.R. Capital Trust II, 6.75%                               3,446,663
                                                                                     ------------
                                                                                     $  7,376,263
                                                                                     ------------
                     Reinsurance - 0.7%
       158,000       RenaissanceRE Holdings, Ltd., Series D, 6.6%                    $  3,039,920
                                                                                     ------------
                     Total Insurance                                                 $ 12,244,683
                                                                                     ------------
                     Real Estate - 2.6%
                     Diversification Real Estate Investment Trust - 0.8%
        32,440       PS Business Parks, Inc., Series I, 6.875%                       $    660,803
        13,000       PS Business Parks, Inc., Series L, 7.6%                              289,510
       119,200       PS Business Parks, Inc., Series P, 6.7%                            2,378,040
                                                                                     ------------
                                                                                     $  3,328,353
                                                                                     ------------
                     Industrial Real Estate Investment Trust - 0.2%
        40,000       Prologis Trust, Series G, 6.75%                                 $    879,200
                                                                                     ------------
                     Office Real Estate Investment Trust - 0.2%
        15,000       Brandywine Realty Trust, Series C, 7.5%                         $    336,750
        34,500       Brandywine Realty Trust, Series D, 7.375%                            759,000
                                                                                     ------------
                                                                                     $  1,095,750
                                                                                     ------------
                     Retail Real Estate Investment Trust - 0.8%
        94,000       Regency Centers Corp., Series C, 7.45%                          $  2,090,560
        53,500       Regency Centers Corp., Series E, 6.7%                              1,136,340
                                                                                     ------------
                                                                                     $  3,226,900
                                                                                     ------------
                     Specialized Real Estate Investment Trust - 0.6%
       118,000       Public Storage, Inc., Series L, 6.75%                           $  2,507,500
                                                                                     ------------
                     Total Real Estate                                               $ 11,037,703
                                                                                     ------------

  The accompanying notes are an integral part of these financial statements.  25

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07                                     (continued)
--------------------------------------------------------------------------------

        Shares                                                                              Value
                     Utilities - 3.3%
                     Electric Utilities - 2.9%
        98,000       Alabama Power Co., 5.3%                                         $  2,141,300
       113,000       Alabama Power Co., 5.83%                                           2,683,750
        78,000       Interstate Power and Light Co., Series B, 8.375%                   2,290,860
        40,000       Mississippi Power Co., 5.25%                                         944,800
         7,700       PPL Electric Utilities Corp., 4.5%                                   627,550
        73,000       Southern California Edison Co., 4.32%                              1,423,500
        94,000       Virginia Power Capital Trust II, 7.375%                            2,272,890
                                                                                     ------------
                                                                                     $ 12,384,650
                                                                                     ------------
                     Gas Utilities - 0.4%
        62,000       Southern Union Co., Series C, 7.55%                             $  1,541,940
                                                                                     ------------
                     Total Utilities                                                 $ 13,926,590
                                                                                     ------------
                     TOTAL NON-CONVERTIBLE PREFERRED STOCKS
                     (Cost $111,661,764)                                             $ 95,704,151
                                                                                     ------------
                     CONVERTIBLE PREFERRED STOCKS - 3.0% of Net Assets
                     Capital Goods - 0.5%
                     Aerospace & Defense - 0.5%
        15,000       Northrop Grumman Corp., 7.0%                                    $  2,169,000
                                                                                     ------------
                     Total Capital Goods                                             $  2,169,000
                                                                                     ------------
                     Commercial Services & Supplies - 0.7%
                     Office Services & Supplies - 0.7%
        60,000       Avery Dennison Corp., 7.875%                                    $  3,078,000
                                                                                     ------------
                     Total Commercial Services & Supplies                            $  3,078,000
                                                                                     ------------
                     Diversified Financials - 1.6%
                     Other Diversified Financial Services - 1.6%
       161,000       Lazard, Ltd., 6.625%                                            $  6,720,140
                                                                                     ------------
                     Total Diversified Financials                                    $  6,720,140
                                                                                     ------------
                     Insurance - 0.2%
                     Property & Casualty Insurance - 0.2%
        47,919       XL Capital, Ltd., Class A, 7.0%                                 $  1,026,425
                                                                                     ------------
                     Total Insurance                                                 $  1,026,425
                                                                                     ------------
                     TOTAL CONVERTIBLE PREFERRED STOCKS
                     (Cost $10,175,221)                                              $ 12,993,565
                                                                                     ------------

26  The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        Shares                                                                              Value
                     TAX-EXEMPT MONEY MARKET MUTUAL FUND - 1.7%
                     of Net Assets
     7,113,990       BlackRock Liquidity Funds MuniFund Portfolio                   $   7,113,990
                                                                                    -------------
                     TOTAL TAX-EXEMPT MONEY MARKET MUTUAL FUND
                     (Cost $7,113,990)                                              $   7,113,990
                                                                                    -------------
                     TOTAL INVESTMENTS IN SECURITIES - 141.3%
                     (Cost $582,028,448) (c)                                        $ 601,239,281
                                                                                    -------------
                     OTHER ASSETS AND LIABILITIES - 0.1%                            $     503,046
                                                                                    -------------
                     PREFERRED SHARES AT REDEMPTION VALUE,
                     INCLUDING DIVIDENDS PAYABLE - (41.4%)                          $(176,384,031)
                                                                                    -------------
                     NET ASSETS APPLICABLE TO COMMON
                     SHAREOWNERS - 100.0%                                           $ 425,358,296
                                                                                    =============

Portfolio Abbreviations
RIB Residual Interest Bonds

(144A) Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At November 30, 2007, the value of these securities amounted $52,511,501, or 12.3% of total net assets.

NR     Security not rated by S&P or Moody's.

+ Prerefunded bonds have been collateralized by U.S. Treasury securities or U.S. Government Agencies, which are held in escrow to pay interest and principal on the tax exempt issue and to retire the bonds in full at the earliest refunding date.

(a) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate at November 30, 2007.

(b) The concentration of tax-exempt investments by type of obligation/market sector is as follows:

       Insured:
         FSA                                   6.3%
         MBIA                                  5.9
         FGIC                                  4.2
         Radian                                3.2
         AMBAC                                 2.5
                                              ----
                                              22.1%
       General Obligation                      3.3
       Revenue Bonds:
         Health Revenue                       30.2
         Tobacco Revenue                      14.8
         Development Revenue                   9.5
         Education Revenue                     7.4
         Housing Revenue                       3.7
         Facilities Revenue                    3.0
         Other Revenue                         2.2
         School District Revenue               1.8
         Transportation Revenue                1.6
         Gaming Revenue                        0.4
                                             -----
                                             100.0%
                                             =====

  The accompanying notes are an integral part of these financial statements.  27

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 11/30/07                                   (continued)
--------------------------------------------------------------------------------

(c) At November 30, 2007, the net unrealized gain on investments based on cost for federal income tax purposes of $581,819,322 was as follows:

        Aggregate gross unrealized gain for all investments in which there is an
          excess of value over tax cost                                             $47,258,820
        Aggregate gross unrealized loss for all investments in which there is an
          excess of tax cost over value                                             (27,838,861)
                                                                                    -----------
        Net unrealized gain                                                         $19,419,959
                                                                                    ===========

          For financial reporting purposes net unrealized gain on investments was $19,210,833 and cost of investments aggregated $582,028,448.

Purchases and sales of securities (excluding temporary cash investments) for the year ended November 30, 2007, aggregated $148,315,923 and $145,026,135, respectively.

28 The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
STATEMENT OF ASSETS AND LIABILITIES 11/30/07
--------------------------------------------------------------------------------

ASSETS:
  Investments in securities, at value (cost $582,028,448)      $601,239,281
  Receivables -
    Investment securities sold                                       90,000
    Dividends and interest                                        7,006,515
    Other                                                           947,330
  Unrealized appreciation on interest rate swaps                     88,363
  Prepaid expenses                                                   21,525
                                                               ------------
     Total assets                                              $609,393,014
                                                               ------------
LIABILITIES:
  Payables -
    Investment securities purchased                            $  3,045,180
  Due to custodian                                                4,107,437
  Due to affiliates                                                 304,839
  Administration fee payable                                         31,248
  Accrued expenses                                                  161,983
                                                               ------------
     Total liabilities                                         $  7,650,687
                                                               ------------
PREFERRED SHARES AT REDEMPTION VALUE:
  $25,000 liquidation value per share applicable to 7,050
    shares, including dividends payable of $134,031            $176,384,031
                                                               ------------
NET ASSETS APPLICABLE TO COMMON SHAREOWNERS:
  Paid-in capital                                              $406,036,048
  Undistributed net investment income                                23,052
  Net unrealized gain on investments                             19,210,833
  Net unrealized gain on interest rate swaps                         88,363
                                                               ------------
    Net assets applicable to common shareowners                $425,358,296
                                                               ============
NET ASSET VALUE PER SHARE:
No par value, (unlimited number of shares authorized)
  Based on $425,358,296/28,706,981 common shares               $      14.82
                                                               ============

The accompanying notes are an integral part of these financial statements.   29

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
For the Year Ended 11/30/07

INVESTMENT INCOME:
    Dividends                                         $ 14,388,781
    Interest                                            19,302,540
                                                      ------------
                                                                          $ 33,691,321
                                                                          ------------
EXPENSES:
    Management fees                                   $  3,798,435
    Administration fees                                    500,710
    Transfer agent fees and expenses                       429,195
    Auction agent fees                                     467,680
    Custodian fees                                          37,368
    Registration fees                                       25,362
    Professional fees                                      363,264
    Printing expense                                        56,861
    Trustees' fees                                          24,305
    Pricing fees                                            19,552
    Insurance fees                                          12,844
    Miscellaneous                                           18,681
                                                      ------------
     Total expenses                                                       $  5,754,257
       Less fees paid indirectly                                                  (523)
                                                                          ------------
     Net expenses                                                         $  5,753,734
                                                                          ------------
       Net investment income                                              $ 27,937,587
                                                                          ------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS AND INTEREST RATE SWAPS:
    Net realized gain from:
     Investments                                      $  3,226,543
     Interest rate swaps                                   856,816        $  4,083,359
                                                      ------------        ------------
    Change in net unrealized gain from:
     Investments                                      $(33,872,244)
     Interest rate swaps                                (1,161,729)       $(35,033,973)
                                                      ------------        ------------
    Net loss on investments and interest rate swaps                       $(30,950,614)
                                                                          ------------
DIVIDENDS AND DISTRIBUTIONS TO PREFERRED
SHAREOWNERS FROM:
    Net investment income                             $ (7,768,522)
    Net realized gains                                    (908,387)
                                                      ------------
     Total distributions                                                  $ (8,676,909)
                                                                          ------------
    Net decrease in net assets applicable to common
     shareowners resulting from operations                                $(11,689,936)
                                                                          ============

30 The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
For the Year Ended 11/30/07 and 11/30/06, respectively

                                                              Year              Year
                                                              Ended            Ended
                                                            11/30/07          11/30/06
FROM OPERATIONS:
  Net investment income                                  $  27,937,587     $  27,998,168
  Net realized gain on investments and interest
    rate swaps                                               4,083,359           688,474
  Change in net unrealized gain on investments
    and interest rate swaps                                (35,033,973)       44,563,306
  Dividends and distributions to preferred
    shareowners from:
     Net investment income                                  (7,768,522)       (7,360,344)
     Net realized gains                                       (908,387)         (571,728)
                                                         -------------     -------------
       Net increase (decrease) in net assets
         applicable to common shareowners                $ (11,689,936)    $  65,317,876
                                                         -------------     -------------
DIVIDENDS AND DISTRIBUTIONS TO COMMON
SHAREOWNERS:
  Net investment income
    ($0.85 and $0.67 per share, respectively)            $ (24,511,851)    $ (19,187,745)
  Net realized gains
    ($0.10 and $0.08 per share, respectively)               (2,731,074)       (2,315,448)
                                                         -------------     -------------
     Total distributions to common shareowners           $ (27,242,925)    $ (21,503,193)
                                                         -------------     -------------
     Net increase (decrease) in net assets applicable
       to common shareowners                             $ (38,932,861)    $  43,814,683
NET ASSETS APPLICABLE TO COMMON
SHAREOWNERS:
  Beginning of year                                        464,291,157       420,476,474
                                                         -------------     -------------
  End of year                                            $ 425,358,296     $ 464,291,157
                                                         =============     =============
  Undistributed net investment income                    $      23,052     $   1,185,061
                                                         =============     =============

The accompanying notes are an integral part of these financial statements.   31

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                 Year           Year           Year          1/30/04(b)
                                                                 Ended          Ended          Ended             to
                                                               11/30/07       11/30/06       11/30/05         11/30/04
Per Common Share Operating Performance
Net asset value, beginning of period                           $  16.17       $  14.65       $ 14.55         $  14.33(c)
                                                               --------       --------       --------        ---------
Increase (decrease) from investment operations:(a)
 Net investment income                                         $   0.97       $   0.98       $  0.95         $   0.66
 Net realized and unrealized gain (loss) on investments
   and interest rate swaps                                        (1.07)          1.57          0.13             0.27
 Dividends and distributions to preferred shareowners from:
   Net Investment income                                          (0.27)         (0.26)        (0.19)           (0.06)
   Net realized gain                                              (0.03)         (0.02)            -(d)             -
                                                               --------       --------       --------        ---------
 Net increase (decrease) from investment operations            $  (0.40)      $   2.27       $  0.89         $   0.87
Dividends and distributions to common shareowners from:
   Net investment income                                          (0.85)         (0.67)        (0.79)           (0.55)
   Net realized gain                                              (0.10)         (0.08)            -                -
Capital charge with respect to issuance of:
 Common shares                                                        -              -             -            (0.03)
 Preferred shares                                                     -              -             -            (0.07)
                                                               --------       --------       --------        ---------
Net increase (decrease) in net asset value                     $  (1.35)      $   1.52       $  0.10         $   0.22
                                                               --------       --------       --------        ---------
Net asset value, end of period(e)                              $  14.82       $  16.17       $ 14.65         $  14.55
                                                               ========       ========       ========         ========
Market value, end of period(e)                                 $  13.41       $  14.00       $ 12.18         $  12.74
                                                               ========       ========       ========         ========
Total return(f)                                                    2.30%         21.79%         1.51%          (11.26)%
Ratios to average net assets of common shareowners
 Net expenses(g)                                                   1.26%          1.12%         1.12%            1.04%(h)
 Net investment income before preferred share dividends            6.12%          6.43%         6.32%            5.69%(h)
 Preferred share dividends                                         1.70%          1.69%         1.28%            0.55%(h)
 Net investment income available to common shareowners             4.25%          4.74%         5.04%            5.14%(h)
Portfolio turnover                                                   23%            16%           27%              63%
Net assets of common shareowners, end of period
 (in thousands)                                                $425,358       $464,291       $420,476        $417,789
Preferred shares outstanding (in thousands)                    $176,250       $176,250       $176,250        $176,250
Asset coverage per preferred share, end of period              $ 85,354       $ 90,870       $ 84,651        $ 84,264
Average market value per preferred share                       $ 25,000       $ 25,000       $ 25,000        $ 25,000
Liquidation value, including dividends payable, per
 preferred share                                               $ 25,019       $ 25,015       $25,009         $ 25,003
Ratios to average net assets of common shareowners
 before reimbursement of waivers and reimbursement
 of expenses
 Net expenses(g)                                                   1.26%          1.12%         1.12%            1.05%(h)
 Net investment income before preferred share dividends            6.12%          6.43%         6.32%            5.68%(h)
 Preferred share dividends                                         1.70%          1.69%         1.28%            0.55%(h)
 Net investment income available to common shareowners             4.25%          4.74%         5.04%            5.13%(h)

32  The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

(a) The per common share data presented above is based upon the average common shares outstanding for the periods presented.
(b)  Trust shares were first publicly offered on January 28, 2004.
(c) Net asset value immediately after the closing of the first public offering was $14.30.
(d)  Amount is less than $0.01 per common share.
(e) Net asset value and market value are published in Barron's on Saturday, The Wall Street Journal on Monday and The New York Times on Monday and Saturday.
(f) Total investment return is calculated assuming a purchase of common shares at the current market value on the first day and a sale at the current market value on the last day of the periods reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Trust's dividend reinvestment plan. Total investment return does not reflect brokerage commissions. Total investment return less than a full period is not annualized. Past performance is not a guarantee of future results.
(g) Expense ratios do not reflect the effect of dividend payments to preferred shareowners.
(h)  Annualized.
The information above represents the audited operating performance data for a common share outstanding, total investment return, ratios to average net assets of common shareowners and other supplemental data for the periods indicated. This information has been determined based upon financial information provided in the financial statements and market value data for the Trust's common shares.

The accompanying notes are an integral part of these financial statements.   33

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 11/30/07
--------------------------------------------------------------------------------

1.   Organization and Significant Accounting Policies

Pioneer Municipal and Equity Income Trust (the Trust) is organized as a Delaware statutory trust and registered as a diversified, closed-end management investment company under the Investment Company Act of 1940. The Trust changed its name from Pioneer Tax Advantaged Balanced Trust effective November 7, 2007. The Trust's investment objective is to provide a high level of total after-tax return, including attractive tax-advantaged income.

The Trust's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Trust to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of income, expenses and gains and losses on investments during the reporting year. Actual results could differ from those estimates.

The Trust may invest in municipal securities with a broad range of maturities and credit ratings, including both investment grade and below investment grade municipal securities. By concentrating in municipal securities, the portfolio is more susceptible to adverse economic, political or regulatory developments than is a portfolio that invests more broadly. Investments in the Trust are subject to possible loss due to the financial failure of underlying securities and their inability to meet their debt obligations. The Trust may also invest in common stocks and preferred securities that pay tax-qualified dividends. In addition, the Trust may invest in other securities, including debt instruments, real estate investment trusts ("REITs") and equity securities, that generate income taxable at ordinary income rates, rather than long-term capital gain rates.

There can be no assurance as to the portion of the Trust's dividends that will be tax-exempt or tax-qualified.

A portion of income may be subject to state, federal, and/or alternative minimum tax. Capital gains, if any, are subject to a capital gains tax. When interest rates rise, the prices of fixed-income securities in the Trust will generally fall. Conversely, when interest rates fall the prices of fixed-income securities in the Trust will generally rise.

The Trust may invest in derivative securities, which may include futures and options. These types of instruments can increase price fluctuation.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Information regarding the Trust's principal risks is contained in the Trust's original offering prospectus, with additional information included in the Trust's shareowner reports. Please refer to those documents when considering the Trust's risks. At times, the Trust's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

The following is a summary of significant accounting policies followed by the Trust in preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.   Security Valuation

     Security transactions are recorded as of trade date. Debt securities are valued at prices supplied by independent pricing services, which consider such factors as Treasury spreads, yields, maturities and ratings. Valuations may be supplemented by dealers and other sources, as required. Equity securities are valued at the last sale price on the principal exchange where they are traded. The values of interest rate swaps are determined by obtaining dealer quotations. Securities for which market quotations are not readily available are valued at their fair values as determined by, or under the direction of, the Board of Trustees. The Trust may also use the fair value of a security, including a non U.S. security, when the closing market price on the principal exchange where the security is traded no longer accurately reflects the value of the security as of the close of the exchange. At November 30, 2007, there were no securities fair valued. Temporary cash investments are valued at cost which approximates market value.

     Dividend income is recorded on the ex-dividend date, except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Trust becomes aware of the ex-dividend data in the exercise of reasonable diligence. Discount and premium on debt securities are accreted or amortized, respectively, daily, on an effective yield to maturity basis and are included in interest income. Interest income, including income on interest bearing cash accounts, is recorded on an accrual basis.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 11/30/07                             (continued)
--------------------------------------------------------------------------------

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.   Federal Income Taxes

     It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required.

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the source of the Trust's distributions may be shown in the accompanying financial statements as either from or in excess of net investment income or net realized gain on investment transactions, or from paid-in capital, depending on the type of book/tax differences that may exist.

     At November 30, 2007, the Trust reclassified $3,180,777 to decrease distribution in excess of net investment income, $856,768 to decrease net realized gain on investments and $2,324,009 to decrease paid-in capital. The reclassification has no impact on the net asset value of the Trust and presents the Trust's capital accounts on a tax basis.

     The tax character of current year distributions paid to common and preferred shareowners for the years ended November 30, 2007 and November 30, 2006 were as follows:

                                  2007           2006
                             -----------    -----------
  Distributions paid from:
  Tax-Exempt income          $15,264,954    $13,521,779
  Ordinary income*            17,015,419     13,026,310
  Long-term capital gain       3,639,461      2,887,176
                             -----------    -----------
                             $35,919,834    $29,435,265
                             ===========    ===========

* Included in the Trust's distributions from 2007 ordinary income is $2,324,009 ($0.08 per common share) in excess of investment company taxable income, which, in accordance with applicable U.S. tax law, is taxable to shareowners as ordinary income distributions.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The following shows the components of distributable earnings on a federal income tax basis at November 30, 2007.

                                          2007
                                     -----------
  Undistributed ordinary income      $         -
  Undistributed long-term gains                -
  Dividends payable                     (134,031)
  Unrealized appreciation             19,456,279
                                     -----------
    Total                            $19,322,248
                                     ===========

     The difference between book basis and tax basis unrealized appreciation is primarily attributable to the difference between book and tax amortization methods for premiums and discounts on fixed income securities and the accounting treatment for swap agreements.

C.   Automatic Dividend Reinvestment Plan

     All common shareowners automatically participate in the Automatic Dividend Reinvestment Plan (the "Plan"), under which participants receive all dividends and capital gain distributions (collectively, "dividends") in full and fractional common shares of the Trust in lieu of cash. Shareowners may elect not to participate in the Plan. Shareowners not participating in the Plan receive all dividends and capital gain distributions in cash. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notifying American Stock Transfer & Trust Company, the agent for shareowners in administering the Plan (the "Plan Agent"), in writing prior to any dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution.

     Whenever the Trust declares a dividend on common shares payable in cash, participants in the Plan will receive the equivalent in common shares acquired by the Plan Agent either (i) through receipt of additional unissued but authorized common shares from the Trust or (ii) by purchase of outstanding common shares on the New York Stock Exchange or elsewhere. If, on the payment date for any dividend, the net asset value per common share is equal to or less than the market price per share plus estimated brokerage trading fees ("market premium"), the Plan Agent will invest the

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 11/30/07                             (continued)
--------------------------------------------------------------------------------

     dividend amount in newly issued common shares. The number of newly issued common shares to be credited to each account will be determined by dividing the dollar amount of the dividend by the net asset value per common share on the date the shares are issued, provided that the maximum discount from the then current market price per share on the date of issuance does not exceed 5%. If, on the payment date for any dividend, the net asset value per common share is greater than the market value ("market discount"), the Plan Agent will invest the dividend amount in common shares acquired in open-market purchases. There are no brokerage charges with respect to newly issued common shares. However, each participant will pay a pro rata share of brokerage trading fees incurred with respect to the Plan Agent's open-market purchases. Participating in the Plan does not relieve shareowners from any federal, state or local taxes which may be due on dividends paid in any taxable year. Shareowners holding Plan shares in a brokerage account may not be able to transfer the shares to another broker and continue to participate in the Plan.

2.   Management Agreement

Pioneer Investment Management, Inc. ("PIM"), a wholly owned indirect subsidiary of UniCredito Italiano S.p.A. ("UniCredito Italiano"), manages the Trust's portfolio. Management fees payable under the Trust's Management Agreement with PIM are calculated daily at the annual rate of 0.60% of the Trust's average daily managed assets. "Managed assets" is the average daily value of the Trust's total assets minus the sum of the Trust's liabilities, which liabilities exclude debt related to leverage, short-term debt and the aggregate liquidation preference of any outstanding preferred shares.

Also, PIM agreed for the first three years of the Trust's investment operations (January 28, 2004 - February 1, 2007) to limit the Trust's total annual expenses, excluding offering costs for common and preferred shares, interest expense, the cost of defending or prosecuting any claim or litigation to which the Trust is a party (together with any amount in judgment or settlement), indemnification expenses or taxes incurred due to the failure of the Trust to qualify as a regulated investment company under the Code or any other non-recurring or non-operating expenses, to 0.80% of the Trust's average daily managed assets. The dividend on any preferred shares was not an expense for this purpose. For the year ended November 30, 2007, the Trust's

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

expenses were not reduced under such arrangements. For the year ended, November 30, 2007, the net management fee was equivalent to 0.60% of the Trust's average daily managed assets, which was equivalent to 0.83% of the Trust's average daily net assets attributable to common shareowners. As of February 2, 2007, this expense limitation is no longer in effect.

In addition, under PIM's management and administration agreements, certain other services and costs are paid by PIM and reimbursed by the Trust. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $304,839 in management costs, administrative costs and certain other fees payable to PIM at November 30, 2007.

The Trust has retained Princeton Administrators, LLC, ("Princeton") to provide certain administrative services to the Trust on its behalf. The Trust pays Princeton a monthly fee at an annual rate of 0.07% of the average daily value of the Trust's managed assets up to $500 million and 0.03% for average daily managed assets in excess of $500 million, subject to a minimum monthly fee of $10,000.

3. Transfer Agents

Pioneer Investment Management Shareholder Services, Inc. ("PIMSS"), a wholly owned indirect subsidiary of UniCredito Italiano, through a sub-transfer agency agreement with American Stock Transfer & Trust Company, provides substantially all transfer agent and shareowner services related to the Trust's common shares at negotiated rates. Deutsche Bank Trust Company Americas ("Deutsche Bank") is the transfer agent, registrar, dividend paying agent and redemption agent with respect to the Trust's Auction Market Preferred Shares ("AMPS"). The Trust pays Deutsche Bank an annual fee, as is agreed to from time to time by the Trust and Deutsche Bank, for providing such services.

4. Expense Offset Arrangements

The Trust has entered into an arrangement with its custodian whereby credits realized as a result of uninvested cash balances are used to reduce a portion of the Trust's custodian expenses. For the year ended November 30, 2007, the Trust expenses were reduced by $523 under such arrangements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 11/30/07                             (continued)
--------------------------------------------------------------------------------

5. Interest Rate Swaps

The Trust may enter into interest rate swap transactions to attempt to protect itself from increasing dividend or interest expense on its leverage resulting from increasing short-term interest rates. The cost of leverage may rise with an increase in interest rates, generally having the effect of lower yields and potentially lower dividends to common shareowners. Interest rate swaps can be used to "lock in" the cost of leverage and reduce the negative impact that rising short-term interest rates would have on the Trust's leveraging costs.

An interest rate swap is an agreement between two parties, which involves exchanging a floating rate and fixed rate interest payments for a specified period of time. Interest rate swaps involve the accrual of the net interest payments between the parties on a daily basis, with the net amount recorded within the unrealized appreciation/ depreciation of interest rate swaps on the Statement of Assets and Liabilities. Once the interim payments are settled in cash, at the pre-determined dates specified in the agreement, the net amount is recorded as realized gain or loss from interest rate swaps on the Statement of Operations. During the term of the swap, changes in the value of the swap are recognized as unrealized gains and losses by "marking-to market" the market value of the swap based on values obtained from dealer quotations. When the swap is terminated, the Trust will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) closing the contract and the cost basis of the contract. The Trust is exposed to credit risk in the event of non-performance by the other party to the interest rate swap. However, at November 30, 2007 the Trust does not anticipate non-performance by any counterparty. Risk may also arise with regard to market movements in the value of the swap arrangement that do not exactly offset the changes in the related dividend requirement or interest expense on the Trust's leverage.

Under the terms of the agreement entered into by the Trust, the Trust receives a floating rate of interest and pays a fixed rate of interest for the term. Details of the swap agreement outstanding as of November 30, 2007 were as follows:

                 Termination      Notional                                   Unrealized
 Counterparty        Date       Amount (000)   Fixed Rate   Floating Rate   Appreciation
-----------------------------------------------------------------------------------------
 UBS AG        Sept. 1, 2009      $106,000    2.855%        1 month BMA       $88,363

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

6. Trust Shares

There are an unlimited number of common shares of beneficial interest authorized. Of the 28,706,981 common shares of beneficial interest outstanding at November 30, 2007, PIM owned 6,981 shares.

During the year ended November 30, 2007 and year ended November 30, 2006, there were no share transactions by the Trust. All reinvested distributions were satisfied with previously issued shares purchased in the open market by the Plan Agent and credited to shareowner accounts.

The Trust may classify and reclassify any unissued common shares of beneficial interest into one or more series of preferred shares of beneficial interest. As of November 30, 2007, there were 7,050 AMPS as follows: Series T7-2,350, Series F7-2,350 and Series TH28-2,350.

Dividends on Series T7 and Series F7 are cumulative at a rate which is reset every seven days based on the results of an auction. Dividends on Series TH28 are also cumulative at a rate reset every 28 days based on the results of an auction. Dividend rates ranged from 4.00% to 6.20% during the year ended November 30, 2007.

The Trust may not declare dividends or make other distributions on its common shares or purchase any such shares if, at the time of the declaration, distribution or purchase, asset coverage with respect to the outstanding preferred shares would be less than 200%.

The AMPS are redeemable at the option of the Trust, in whole or in part, on any dividend payment date at $25,000 per share plus any accumulated or unpaid dividends, whether or not declared. The AMPS are also subject to mandatory redemption at $25,000 per share plus any accumulated or unpaid dividends, whether or not declared, if certain requirements relating to the composition of the assets and liabilities of the Trust as set forth in the Agreement and Declaration of Trust are not satisfied.

The holders of AMPS have voting rights equal to the holders of the Trust's common shares (one vote per share) and will vote together with holders of the common shares as a single class. However, holders of AMPS are also entitled to elect two of the Trust's Trustees. In addition, the Investment Company Act of 1940, as amended, requires that along with approval by shareowners that might otherwise be required, the approval of the holders of a majority of any outstanding

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 11/30/07                             (continued)
--------------------------------------------------------------------------------

preferred shares, voting separately as a class, would be required to (a) adopt any plan of reorganization that would adversely affect the preferred shares and
(b) take any action requiring a vote of security holders, including, among other things, changes in the Trust's subclassification as a closed-end investment company or changes in its fundamental investment restrictions.

7. New Pronouncements

On July 13, 2006, the Financial Accounting Standards Board ("FASB") released FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Trust's tax returns to determine whether the tax positions have a "more-likely-than-not" probability of being sustained by the applicable tax authority. Tax positions deemed to not meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the reporting period in which they are realized. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of no later than May 31, 2008. At this time, management is evaluating the implications of FIN 48 and any impact in the financial statements has not yet been determined.

In September 2006, Statement of Financial Accounting Standards No. 157 Fair Value Measurements ("SFAS 157") was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. At this time, management is currently evaluating the implications of SFAS 157, and its impact on the Trust's financial statement disclosures, if any, has not yet been determined.

8. Distributions

On June 19, 2007, the Trustees of the Trust voted to adopt a level distribution policy. The Trust's level distribution policy is meant to provide investors with a relatively stable monthly distribution out of a combination of current net investment income, short-term gains and paid-in capital beginning with the July 2007 payment. The Trust has applied to the Securities and Exchange Commission for exemptive

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

relief to allow the Trust to include long-term capital gains in its monthly distributions.

The exact amount of the monthly distributions may be adjusted from time to time by the Trustees to reflect current conditions. However, under the Investment Company Act of 1940, the Trust is required to estimate and indicate the source of each monthly distribution to its shareowners. This estimated source is likely to vary from month to month because it may be materially affected by changes in the cumulative level and composition of the Trust's actual earnings from its investment activities and the level of expenses.

Shareowners should understand that distributions from paid-in capital (i.e., return of capital) are not from earnings of the Trust. Such return of capital components of the Trust's monthly distributions do not necessarily reflect the Trust's investment performance and should not be confused with "yield" or "income" of the Trust. At December 31 each year the Trust will determine what portion, if any, of the previously reported distributions from paid-in capital need to be re-characterized for tax purposes as taxable ordinary income and reportable to shareowners and the IRS on Form 1099 DIV.

In January 2008, shareowners will receive a Form 1099 DIV, which will show the amount and composition of all 2007 distributions paid to them from the Trust. That form will provide shareowners with information as to the appropriate tax treatment of each component.

Subsequent to November 30, 2007, the Board of Trustees of the Trust declared a dividend from undistributed net investment income of $0.112 per common share payable December 20, 2007 to common shareowners of record on December 12, 2007.

Subsequent to November 30, 2007, dividends declared and paid on preferred shares totaled $856,810 in aggregate for the three outstanding preferred share series through January 18, 2008.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 11/30/07                             (continued)
--------------------------------------------------------------------------------

ADDITIONAL INFORMATION (unaudited)

During the 12 month period ended November 30, 2007, (i) there were no material changes in the Trust's investment objective or fundamental policies that were not approved by the shareowners, except that in connection with the Trust's name change, the Board of Trustees approved the adoption by the Trust in accordance with Rule 35d-1 under the Investment Company Act of 1940, as amended, of (a) a new non-fundamental policy that at least 80% of the Trust's assets will be invested in municipal securities and equity securities, and (b) a new fundamental policy that the Trust will attempt to invest its assets so that the income derived from municipal securities that it distributes will be exempt from regular federal income tax, except when investing for "defensive purposes"; (ii) there were no changes in the Trust's charter or By-Laws that would delay or prevent a change in control of the Trust which have not been approved by the shareowners and; (iii) there were no changes in the principal risk factors associated with investment in the Trust. Day-to-day management of the Trust's portfolio of municipal securities is the responsibility of David Eurkus. Mr. Eurkus is supported by the fixed-income team. Members of this team manage other Pioneer funds investing primarily in fixed-income securities. Mr. Eurkus joined Pioneer as a senior vice president in January 2000 and has been an investment professional since 1969. Day-to-day management of the Trust's portfolio of equity securities is the responsibility of Walter Hunnewell, Jr. Mr. Hunnewell is supported by the domestic equity team. Members of this team manage other Pioneer funds investing primarily in U.S. equity securities. Mr. Hunnewell, a vice president, joined Pioneer in August 2001 and has been an investment professional since 1985. The portfolio managers and each team also may draw upon the research and investment management expertise of the global research teams, which provide quantitative and fundamental research on companies and include members from Pioneer's affiliate, Pioneer Investment Management Limited (PIML).

Notice is hereby given in accordance with Section 23(c) of the Investment Company Act of 1940 that the Trust may purchase, from time to time, its common shares in the open market.

CEO CERTIFICATION DISCLOSURE (unaudited)

The Trust's Chief Executive Officer has submitted to the New York Stock Exchange the annual CEO certification as required by Section

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

303A.12(a) of the NYSE Listed Company Manual. In addition, the Trust has filed with the Securities and Exchange Commission the certification of its Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act.

IMPORTANT TAX INFORMATION (unaudited)

The following information is provided with respect to the distributions paid by Pioneer Municipal and Equity Income Trust during the taxable year ended November 30, 2007:

COMMON SHAREHOLDERS

                                  Qualified        Dividends
                                   Dividend        Received      Long-Term
                   Tax-Exempt     Income for     Deduction for    Capital
Payable Date(s)      Income     Individuals +   Corporations +     Gains
--------------------------------------------------------------------------------
 December, 2006       46.33%        79.63%     70.32%           None

 January 2007         33.09%        60.72%     54.16%           13.12%

 February 2007 -
 June 2007            55.22%          100%     89.64%           None

 July 2007 -
 October 2007         46.47%        81.04%     63.44%           None

 November 2007         5.13%        15.86%     11.66%           74.59%

PREFERRED SHAREHOLDERS (Classes T, TH & F)

                                       Qualified        Dividends
                                        Dividend        Received      Long-Term
                        Tax-Exempt     Income for     Deduction for    Capital
Payable Date(s)           Income     Individuals +   Corporations +     Gains
--------------------------------------------------------------------------------
 December, 2006            33.09%        60.72%           54.16%        None

 January - June 2007       55.22%          100%           89.64%        None

 July 2007 -
 November 2007             31.21%        65.70%           48.46%        20.70%

+    Expressed as a percentage of the ordinary income distributions paid.

The Trust hereby designates the percentage indicated or the allowable amount by law.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 11/30/07                             (continued)
--------------------------------------------------------------------------------

The following summarizes the per share long-term capital distributions paid by the Trust during the year:

COMMON SHAREHOLDERS

                    Long-Term
Payable Date      Capital Gains
--------------   --------------
  1/12/2007      $0.011562
  11/30/2007     $0.083536

PREFERRED SHAREOWNERS

              Payable        Long-Term
Series         Date        Capital Gains
--------   ------------   --------------
  T         1/10/2007         $16.11
  T         8/22/2007         $ 0.67
  T         8/29/2007         $ 8.87
  T         9/05/2007         $ 9.13
  T         9/12/2007         $ 9.03
  T         9/19/2007         $ 8.83
  T         9/26/2007         $ 8.65
  T        10/03/2007         $ 7.66
  T        10/10/2007         $ 8.04
  T        10/17/2007         $ 7.71
  T        10/24/2007         $ 6.27
  T        10/31/2007         $ 6.98
  T        11/07/2007         $ 6.41
  T        11/14/2007         $ 6.31
  T        11/21/2007         $ 7.38
  T        11/28/2007         $ 7.90
  H         2/16/2007         $16.46
  H         8/31/2007         $ 9.71
  H         9/28/2007         $36.90
  H        10/26/2007         $37.86
  H        11/23/2007         $31.60

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PREFERRED SHAREOWNERS (continued)

              Payable        Long-Term
Series         Date        Capital Gains
----------------------------------------
  F         1/08/2007         $16.31
  F         8/27/2007         $ 7.17
  F         9/04/2007         $ 9.92
  F         9/10/2007         $ 7.84
  F         9/17/2007         $ 8.83
  F         9/24/2007         $ 8.83
  F        10/01/2007         $ 8.82
  F        10/09/2007         $ 9.92
  F        10/15/2007         $ 6.88
  F        10/22/2007         $ 7.43
  F        10/29/2007         $ 7.28
  F        11/05/2007         $ 7.22
  F        11/13/2007         $ 8.15
  F        11/19/2007         $ 5.76
  F        11/26/2007         $ 7.73

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

To the Board of Trustees and Shareowners of Pioneer Municipal and Equity Income Trust:

We have audited the accompanying statement of assets and liabilities of Pioneer Municipal and Equity Income Trust (formerly "Pioneer Tax Advantaged Balanced Trust") (the "Trust"), including the schedule of investments, as of November 30, 2007, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of November 30, 2007, by correspondence with the custodian and brokers or by other appropriate auditing procedures when replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Municipal and Equity Income Trust at November 30, 2007, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                          /s/ Ernst & Young LLP
Boston, Massachusetts
January 23, 2008

48
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Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
RESULTS OF SHAREOWNER MEETING (unaudited)
--------------------------------------------------------------------------------

On June 8, 2007, Pioneer Municipal and Equity Income Trust (formerly, Pioneer Tax Advantaged Balanced Trust) held its annual meeting of shareholders.

Proposal 1 - Election of Class III Trustees

The Trust's Board of Trustees nominated David R. Bock, Stephen K. West and John
F. Cogan, Jr. as Class III Trustees. A shareholder of record nominated Arthur
D. Lipson, Robert Ferguson and Matthew Crouse as Class III Trustees. Another shareholder of record nominated Ralph W. Bradshaw, Andrew A. Strauss and Glen Wilcox, Sr. as Class III Trustees.

As shown below, owners of the common shares and the preferred shares, voting as a single class, elected Arthur D. Lipson and Robert Ferguson as Class III Trustees to serve for a term expiring on the date on which the annual meeting of shareholders is held in 2010.

Nominee                   Affirmative   Withheld
------------------------------------------------
  David R. Bock*           6,684,183   243,749
  Stephen K. West*         6,681,816   246,116
  Arthur D. Lipson*        8,632,980    92,712
  Robert Ferguson*         8,631,465    94,227
  Ralph W. Bradshaw*          80,388         0
  Andrew A. Strauss*          80,388         0
  John F. Cogan, Jr.**         1,599        17
  Matthew S. Crouse**             53         0
  Glen Wilcox, Sr.**               0         0

* Designated as trustees to be elected by holders of common and preferred shares, voting together as a single class.

** Designated as the trustee to be elected by holders of preferred shares voting separately.

The election of the Trustee designated to be elected by the holders of the Trust's preferred shares was adjourned until July 19, 2007 due to a lack of a quorum. There was also no quorum present at the adjourned annual meeting of shareholders. In light of the limited prospects of obtaining quorum, and the costs associated with the continued solicitation of proxies from holders of preferred shares,

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
RESULTS OF SHAREOWNER MEETING                                      (continued)
--------------------------------------------------------------------------------

it was determined that the annual meeting would be adjourned indefinitely as to the remaining proposal. Accordingly, John F. Cogan, Jr. will continue to serve as a Class III Trustee until the next annual meeting of shareholders.

Proposal 2A - To adopt a managed distribution policy

A shareowner of record submitted Proposal 2A. The Trust's shareowners did not approve Proposal 2A as shown below.

     For        Against     Abstain
------------------------------------
  5,031,797   7,421,100   3,281,112

Proposal 2B - To change the Trust's investment objective to seek capital appreciation with current income as a secondary objective

A shareowner of record submitted Proposal 2B. The Trust's shareowners did not approve Proposal 2B as shown below.

     For        Against     Abstain
------------------------------------
  3,832,935   8,631,523   3,269,552

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
APPROVAL OF INVESTMENT ADVISORY AGREEMENT
--------------------------------------------------------------------------------

Pioneer Investment Management, Inc. ("PIM") serves as the Trust's investment adviser pursuant to an investment advisory agreement between PIM and the Trust. The Trustees of the Trust, as required by law, determine annually whether to continue the investment advisory agreement for the Trust.

In connection with their most recent consideration of the investment advisory agreement for the Trust, the Trustees received and reviewed a substantial amount of information provided by PIM in response to requests of the independent Trustees and their independent legal counsel. The independent Trustees met on a number of occasions with PIM and also separately with their independent legal counsel to evaluate and discuss the information provided to them by PIM. At a meeting held on September 17, 2007, based on their evaluation of the information provided by PIM and the sub-adviser, the majority of the Trustees, including the majority of the independent Trustees voting separately, approved the continuation of the investment advisory agreement for another year.

In considering the continuation of the investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the continuation of the agreements.

Nature, Extent and Quality of Services Provided
In considering the nature, extent and quality of the services provided by PIM under the investment advisory agreement, the Trustees considered that PIM was responsible for the management of the Trust's operations. The Trustees reviewed the terms of the investment advisory agreement and reviewed information provided by PIM relating to its operations and personnel. They considered that PIM provides day-to-day management of the Trust's portfolio of investments, including making purchases and sales of portfolio securities consistent with the Trust's investment objectives and policies. The Trustees reviewed each portfolio manager's experience and qualifications, as well as PIM's investment approach and research process. The Board considered PIM's resources and personnel, focusing in particular on investment management, legal and compliance resources and personnel.

The Trustees also considered that, as administrator, PIM is responsible for the administration of the Trust's business and other affairs. It was noted that PIM supervises and monitors the performance of the Trust's

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
APPROVAL OF INVESTMENT ADVISORY AGREEMENT                          (continued)
--------------------------------------------------------------------------------

service providers and provides the Trust with personnel (including officers) as are necessary for the Trust's operations. The Trustees considered the fees paid to PIM for the provision of such services.

Taking all of the foregoing into account, the majority of the Trustees concluded that the nature, extent and quality of services provided to the Trust by PIM are sufficient for renewal of the investment advisory agreement.

Performance of the Trust
The Trustees reviewed the Trust's investment performance, based on total return, as well as the Trust's performance compared to the performance of both a peer group of funds as classified by Morningstar, Inc. (Morningstar) and an index approved by the independent Trustees for this purpose. The Trust's performance, based upon total return, was in the second quintile of its Morningstar category peer group for the 12 months ended June 30, 2007 and its three year annualized total return as of June 30, 2007 was also in the second quintile of its Morningstar category peer group. The Trustees noted that the yield (gross of expenses) to the Trust's common shareowners exceeded the yield (at June 30,
2007) of the Lehman Municipal Bond Index and the Standard & Poor's Stock 500 Index for the twelve months ended June 30, 2007. The Trustees noted the challenge of selecting a comparable peer group for performance purposes. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Trust's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The majority of Trustees concluded that the performance of the Trust was sufficient for renewal of the investment advisory agreement.

Management Fees and Expenses
The Trustees considered PIM's fee under the investment advisory agreement relative to the management fees charged by a peer group of funds selected by the independent Trustees for this purpose using data provided by Strategic Insight Mutual Trust Research and Consulting, LLC (Strategic Insight). The Trust's management fee for the 12 months ended June 30, 2007 was in the first quintile, according to Strategic Insight, relative to the management fees paid by the other funds in the peer group for the comparable period. The Trustees also considered the Trust's expense ratio for the 12 months ended June 30, 2007 and expense ratios for the comparable period of the Strategic Insight peer group. The Trust's expense ratio for the 12 months ended

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

June 30, 2007 was in the first quintile, according to Strategic Insight, relative to the total expense ratios of the other funds in the peer group for the comparable period. The Trustees noted the challenge of selecting a comparable peer group for expense comparison purposes. The majority of the Trustees concluded that the advisory fee, within the overall context of their deliberations, was reasonable.

Profitability
The Trustees reviewed information concerning the costs of the services provided to the Trust by PIM, and the profitability to PIM of its advisory and administrative relationship with Trust, along with a description of the methodology used by PIM in preparing the profitability information.

The Trustees recognized that PIM should be entitled to earn a reasonable level of profit for the services provided to the Trust, and that it is difficult to make comparisons of profitability from fund advisory and administration contracts. The majority of the Trustees concluded that, taking all of the foregoing into account, they were satisfied that PIM's level of profitability on a pre-tax basis for both advisory services and all services provided to the Trust was not excessive.

Economies of Scale
The Trustees considered the extent to which PIM may realize economies of scale or other efficiencies in managing and supporting the Trust. Since the Trust is a closed-end fund and its size is relatively stable at an asset level that was anticipated when the management fee was initially set, the majority of the Trustees concluded that economies of scale were not a relevant consideration.

Other Benefits
The Trustees also considered the character and amount of fees paid by the Trust, other than under the investment advisory agreement, for services provided by PIM and its affiliates. The Trustees further considered the revenues and profitability of PIM's businesses other than the fund business. The Trustees also considered the intangible benefits that accrue to PIM and its affiliates by virtue of its relationship with the Trust and the Pioneer funds as a group. The majority of the Trustees concluded that the other benefits to PIM from its relationship with the Trust were acceptable.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
APPROVAL OF INVESTMENT ADVISORY AGREEMENT                          (continued)
--------------------------------------------------------------------------------

Conclusion
After consideration of the factors described above as well as other factors, the majority of Trustees, including a majority of the independent Trustees, concluded that the investment advisory agreement between PIM and the Trust, including the fees payable thereunder, were fair and reasonable and voted to approve the proposed continuation of the investment advisory agreement for the Trust.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
TRUSTEES, OFFICERS AND SERVICE PROVIDERS
--------------------------------------------------------------------------------

Investment Adviser
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Legal Counsel
Bingham McCutchen LLP

Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Shareowner Services and Sub-Transfer Agent
American Stock Transfer & Trust Company

Preferred Share Auction/Transfer Agent and Registrar
Deutsche Bank Trust Company Americas

Sub-Administrator
Princeton Administrators, LLC


Trustees and Officers
The Board of Trustees provides broad supervision over the Trust's affairs. The officers of the Trust are responsible for the Trust's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the Trust within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Trust are referred to as Independent Trustees. Each of the Trustees (except Mr. Kingsbury, Mr. Ferguson and Mr. Lipson) serves as a Trustee of each of the 76 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). Mr. Kingsbury serves as Trustee of 33 of the 76 Pioneer Funds. Mr. Ferguson and Mr. Lipson each serve as Trustee of only this fund. The address for all Trustees (except Mr. Ferguson and Mr. Lipson, whose addresses are listed under their names) and all officers of the Trust is 60 State Street, Boston, Massachusetts 02109.

Proxy Voting Policies and Procedures of the Trust are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12 months ended June 30, 2007 is publicly available to shareowners at pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
INTERESTED TRUSTEES
--------------------------------------------------------------------------------

                            Position Held           Length of Service
Name and Age                With the Trust          and Term of Office
John F. Cogan, Jr. (81)*    Chairman of the         Class III Trustee since
                            Board, Trustee and      2004. Term expires
                            President               in 2010. Elected by
                                                    Preferred Shares only.
--------------------------------------------------------------------------------
Daniel K. Kingsbury (49)*   Trustee and Executive   Class I Trustee since
                            Vice President          2007. Term expires
                                                    in 2008.
--------------------------------------------------------------------------------

                                                                                        Other Directorships Held
Name and Age                Principal Occupation During Past Five Years                 by this Trustee
John F. Cogan, Jr. (81)*    Deputy Chairman and a Director of Pioneer Global Asset      None
                            Management S.p.A. ("PGAM"); Non-Executive Chairman
                            and a Director of Pioneer Investment Management USA
                            Inc. ("PIM-USA"); Chairman and a Director of Pioneer;
                            Chairman and Director of Pioneer Institutional Asset
                            Management, Inc. (since 2006); Director of Pioneer
                            Alternative Investment Management Limited (Dublin);
                            President and a Director of Pioneer Alternative Investment
                            Management (Bermuda) Limited and affiliated funds; Direc-
                            tor of PIOGLOBAL Real Estate Investment Fund (Russia)
                            (until June 2006); Director of Nano-C, Inc. (since 2003);
                            Director of Cole Management Inc. (since 2004); Director
                            of Fiduciary Counseling, Inc.; President and Director of
                            Pioneer Funds Distributor, Inc. ("PFD") (until May 2006);
                            President of all of the Pioneer Funds; and Of Counsel,
                            Wilmer Cutler Pickering Hale and Dorr LLP
-----------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (49)*   Director, CEO and President of Pioneer Investment           None
                            Management USA Inc., Pioneer Investment Management,
                            Inc. and Pioneer Institutional Asset Management, Inc.
                            (since March 2007); Executive Vice President of all of the
                            Pioneer Funds (since March 2007); Director of Pioneer
                            Global Asset Management S.p.A. (since March 2007);
                            Head of New Markets Division, Pioneer Global Asset
                            Management S.p.A. (2000 - 2007)
-----------------------------------------------------------------------------------------------------------------

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
--------------------------------------------------------------------------------

                            Position Held    Length of Service
Name, Age and Address       With the Trust   and Term of Office
Mary K. Bush (59)           Trustee          Class II Trustee since
                                             2003. Term expires in 2009.
--------------------------------------------------------------------------------
Robert Ferguson (51)        Trustee          Class III Trustee since
Benchmark Plus Partners                      2007. Term expires
820 A Street                                 in 2010.
Suite 700
Tacoma, WA 98402
--------------------------------------------------------------------------------
Margaret B.W. Graham (60)   Trustee          Class I Trustee since
                                             2003. Term expires in 2008.
--------------------------------------------------------------------------------

                                                                                          Other Directorships Held
Name, Age and Address       Principal Occupation During Past Five Years                   by this Trustee
Mary K. Bush (59)           President, Bush International, LLC (international financial   Director of Brady Corpora-
                            advisory firm)                                                tion (industrial identifica-
                                                                                          tion and specialty coated
                                                                                          material products
                                                                                          manufacturer); Director
                                                                                          of Briggs & Stratton Co.
                                                                                          (engine manufacturer);
                                                                                          Director of UAL Corpora-
                                                                                          tion (airline holding
                                                                                          company); Director of
                                                                                          Mantech International
                                                                                          Corporation (national
                                                                                          security, defense, and
                                                                                          intelligence technology
                                                                                          firm): and Member, Board
                                                                                          of Governors, Investment
                                                                                          Company Institute
-----------------------------------------------------------------------------------------------------------------------
Robert Ferguson (51)        Principal, Benchmark Plus Management, L.L.C., (invest-        None
Benchmark Plus Partners     ment advisor) (2003 - present); President, Paradigm
820 A Street                Partners NW, Inc. (investment advisor) (1998 - present)
Suite 700
Tacoma, WA 98402
-----------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (60)   Founding Director, Vice-President and Corporate Secretary,    None
                            The Winthrop Group, Inc. (consulting firm); and Desautels
                            Faculty of Management, McGill University
-----------------------------------------------------------------------------------------------------------------------

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
INDEPENDENT TRUSTEES

                               Position Held    Length of Service
Name, Age and Address          With the Trust   and Term of Office
Arthur D. Lipson (65)          Trustee          Class III Trustee since
Western Investment LLC                          2007. Term expires
7050 South Union Park Center                    in 2010.
Suite 590
Midvale, UT 84047
--------------------------------------------------------------------------------
Thomas J. Perna (57)           Trustee          Class II Trustee since
                                                2006. Term expires in 2009.
--------------------------------------------------------------------------------
Marguerite A. Piret (59)       Trustee          Class II Trustee since
                                                2003. Term expires in 2009.
                                                Elected by Preferred Shares
                                                only.
--------------------------------------------------------------------------------
John Winthrop (71)             Trustee          Class I Trustee since
                                                2003. Term expires in 2008.
--------------------------------------------------------------------------------

                                                                                         Other Directorships Held
Name, Age and Address          Principal Occupation During Past Five Years               by this Trustee
Arthur D. Lipson (65)          Manager, Western Investment LLC (investment manage-       None
Western Investment LLC         ment) (1995 - present)
7050 South Union Park Center
Suite 590
Midvale, UT 84047
-------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (57)           Private investor (2004 - present); and Senior Executive   Director of Quadriserv
                               Vice President, The Bank of New York (financial and       Inc. (technology products
                               securities services) (1986 - 2004)                        for securities lending
                                                                                         industry)
-------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (59)       President and Chief Executive Officer, Newbury, Piret &   Director of New America
                               Company, Inc. (investment banking firm)                   High Income Fund, Inc.
                                                                                         (closed-end investment
                                                                                         company)
-------------------------------------------------------------------------------------------------------------------
John Winthrop (71)             President, John Winthrop & Co., Inc. (private invest-     None
                               ment firm)
-------------------------------------------------------------------------------------------------------------------

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
FUND OFFICERS
--------------------------------------------------------------------------------

                             Position Held         Length of Service
Name and Age                 With the Trust        and Term of Office
Dorothy E. Bourassa (59)     Secretary             Since 2003. Serves
                                                   at the discretion of
                                                   the Board
--------------------------------------------------------------------------------
Christopher J. Kelley (42)   Assistant Secretary   Since 2003. Serves
                                                   at the discretion of
                                                   the Board
--------------------------------------------------------------------------------
Vincent Nave (62)            Treasurer             Since 2003. Serves
                                                   at the discretion of
                                                   the Board
--------------------------------------------------------------------------------
Mark E. Bradley (48)         Assistant Treasurer   Since 2004. Serves
                                                   at the discretion of
                                                   the Board
--------------------------------------------------------------------------------
Luis I. Presutti (42)        Assistant Treasurer   Since 2003. Serves
                                                   at the discretion of
                                                   the Board
--------------------------------------------------------------------------------
Gary Sullivan (49)           Assistant Treasurer   Since 2003. Serves
                                                   at the discretion of
                                                   the Board
--------------------------------------------------------------------------------

                                                                                          Other Directorships Held
Name and Age                 Principal Occupation During Past Five Years                  by this Officer
Dorothy E. Bourassa (59)     Secretary of PIM-USA; Senior Vice President - Legal of       None
                             Pioneer; Secretary/Clerk of most of PIM-USA's subsidiar-
                             ies; and Secretary of all of the Pioneer Funds since
                             September 2003 (Assistant Secretary from November
                             2000 to September 2003)
-------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (42)   Vice President and Senior Counsel of Pioneer since July      None
                             2002 and Assistant Secretary of all of the Pioneer Funds
                             since September 2003; Vice President and Senior Counsel
                             of BISYS Fund Services, Inc. (April 2001 to June 2002);
                             Senior Vice President and Deputy General Counsel of
                             Funds Distributor, Inc. (July 2000 to April 2001)
-------------------------------------------------------------------------------------------------------------------
Vincent Nave (62)            Vice President - Fund Accounting, Administration and         None
                             Controllership Services of Pioneer; and Treasurer of
                             all of the Pioneer Funds
-------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (48)         Deputy Treasurer of Pioneer since 2004 and Assistant         None
                             Treasurer of all of the Pioneer Funds since
                             November 2004; Treasurer and Senior Vice President,
                             CDC IXIS Asset Management Services from 2002 to
                             2003
-------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (42)        Assistant Vice President - Fund Accounting, Administration   None
                             and Controllership Services of Pioneer; and Assistant
                             Treasurer of all of the Pioneer Funds
-------------------------------------------------------------------------------------------------------------------
Gary Sullivan (49)           Fund Accounting Manager - Fund Accounting, Administra-       None
                             tion and Controllership Services of Pioneer; and Assistant
                             Treasurer of all of the Pioneer Funds
-------------------------------------------------------------------------------------------------------------------

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
FUND OFFICERS
--------------------------------------------------------------------------------

                                                                                                                   Other
                                                                                                                   Directorships
                             Position Held        Length of Service      Principal Occupation                      Held by
Name and Age                 With the Trust       and Term of Office     During Past Five Years                    this Officer
Katherine Kim Sullivan (33)  Assistant Treasurer  Since 2003. Serves     Fund Administration Manager - Fund        None
                                                  at the discretion of   Accounting, Administration and
                                                  the Board              Controllership Services since June 2003
                                                                         and Assistant Treasurer of all of the
                                                                         Pioneer Funds since September 2003;
                                                                         Assistant Vice President - Mutual Fund
                                                                         Operations of State Street Corporation
                                                                         from June 2002 to June 2003 (formerly
                                                                         Deutsche Bank Asset Management)
------------------------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (48)       Chief Compliance     Since January 2007.    Chief Compliance Officer of Pioneer       None
                             Officer              Serves at the discre-  since December 2006 and of all the
                                                  tion of the Board      Pioneer Funds since January 2007; Vice
                                                                         President and Compliance Officer, MFS
                                                                         Investment Management (August 2005 to
                                                                         December 2006); Consultant, Fidelity
                                                                         Investments (February 2005 to July
                                                                         2005); Independent Consultant (July 1997
                                                                         to February 2005)
------------------------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the fund's investment adviser and certain of its affiliates.

The outstanding capital stock of PFD, Pioneer and PIMSS is indirectly wholly owned by UniCredito Italiano S.p.A. ("UniCredito Italiano"), one of the largest banking groups in Italy. Pioneer, the Trust's investment adviser, provides investment management and financial services to mutual funds, institutional and other clients.

--------------------------------------------------------------------------------
HOW TO CONTACT PIONEER
--------------------------------------------------------------------------------

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

You can call American Stock Transfer & Trust Company (AST) for:


Account Information                              1-800-710-0935
 Or write to AST:
 For                                             Write to
 General inquiries, lost dividend checks,        American Stock
 change of address, lost stock certificates,     Transfer & Trust
 stock transfer                                  Operations Center
                                                 6201 15th Ave.
                                                 Brooklyn, NY 11219

Dividend reinvestment plan (DRIP)                American Stock
                                                 Transfer & Trust Company
                                                 Wall Street Station
                                                 P.O. Box 922
                                                 New York, NY 10269-0560

Website                                          www.amstock.com

For additional information, please contact your investment advisor or visit our web site www.pioneerinvestments.com.

The Trust files a complete statement of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareowners may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

The Trust's Chief Executive Officer is required by the New York Stock Exchange's Listing Standards to file annually with the Exchange a certification that he is not aware of any violation by the Trust of the Exchange's Corporate Governance Standards applicable to the Trust. The Trust has filed such certification.